SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule14a-11(c) or Rule14a-12

SUSQUEHANNA BANCSHARES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

P.O. Box 1000

26 North Cedar Street

Lititz, PA 17543-7000

April 19, 2004

TO OUR SHAREHOLDERS:

On behalf of our entire Board of Directors, I cordially invite you to attend our Annual Meeting of Shareholders on Thursday, June 10, 2004. At the meeting, you will be asked to elect six members for the coming three years to the Board of Directors’ Class of 2007 and one member for the coming year to the Board of Directors’ Class of 2005. We will also report on Susquehanna’s 2003 business results and other matters of interest to shareholders.

Information about the matters to be acted on at the meeting is contained in the accompanying Notice of Annual Meeting and Proxy Statement. Also enclosed with this Proxy Statement are your proxy card and instructions for voting, the 2003 Summary Annual Report and Susquehanna’s 2003 Annual Report on Form 10-K.

I would like to take this opportunity to remind you that your vote is very important. Please take a moment now to cast your vote over the Internet or by telephone in accordance with the instructions set forth on the enclosed proxy card, or alternatively, to complete, sign and date the enclosed proxy card and return it in the postage-paid envelope we have provided.

An admission ticket, which is required for entry into the Annual Meeting, is attached to your proxy card. If you plan to attend the meeting, please vote your proxy but keep the admission ticket and bring it to the Annual Meeting. If your shares are held in the name of a bank, broker or other holder of record, you will need proof of ownership to attend the meeting. A recent bank or brokerage account statement are examples of proof of ownership.

If you are not able to attend the Annual Meeting in person, you can also choose to listen to the meeting by webcast, which is explained on the opposite side of this letter.

I look forward to seeing you at the meeting.

Sincerely,

William J. Reuter

Chairman of the Board, President

and Chief Executive Officer

WEBCAST DIRECTIONS

You are cordially invited to listen to the Susquehanna Bancshares, Inc. 2004 Annual Meeting of Shareholders webcast live via the Internet on Thursday, June 10, 2004, beginning at 10:00 a.m. Eastern time. Using the webcast will enable you to view the slides shown at the meeting and hear the speakers on a synchronized basis. The webcast will not enable you to ask questions or to vote your Susquehanna shares.

The webcast may be viewed on Susquehanna’s website at http://www.susqbanc.com. The event may be accessed by clicking on “Investor Relations” at the top of the page, and following the Annual Meeting webcast link. Minimum requirements to listen to this broadcast online are: Windows Media Player software, downloadable at http://www.microsoft.com/windows/windowsmedia/download/default.asp, and at least a 28K connection to the Internet.

To listen to the live webcast, please go to the website at least 30 minutes early to download and install any necessary software. If you plan to listen online, we suggest that you test your computer’s access to Windows Media Player by visiting the above URL one week prior to the meeting date.

If you are unable to listen online during the meeting, the event will be archived on the website at the same address through August 10, 2004.

P. O. BOX 1000

26 North Cedar Street

Lititz, PA 17543-7000

April 19, 2004

NOTICE OF ANNUAL MEETING

On Thursday, June 10, 2004, Susquehanna Bancshares, Inc. will hold its 2004 Annual Meeting of Shareholders at the Hershey Lodge and Convention Center, West Chocolate Avenue & University Drive, Hershey, Pennsylvania. The meeting will begin at 10:00 a.m. Eastern time. Only shareholders of Susquehanna, their proxies and invited guests of Susquehanna may attend the Annual Meeting.

At the meeting we will:

1.	Elect six members for the coming three years to the Board of Directors’ Class of 2007;

2.	Elect one member for the coming year to the Board of Directors’ Class of 2005; and

3.	Attend to other business properly presented at the meeting.

Your Board of Directors recommends that you vote in favor of the director nominees presented in this Proxy Statement.

Only shareholders of record of Susquehanna common stock at the close of business onWednesday, March 31, 2004, may vote at the Annual Meeting. In the event the meeting cannot be organized because a quorum is not present, in person or by proxy, the shareholders entitled to vote and present at the meeting will have the power, except as otherwise provided by statute, to adjourn the meeting to such time and place as they may determine, and those who attend or participate at the second of such adjourned meetings, although less than a quorum, shall nevertheless constitute a quorum for the purpose of electing directors.

At the meeting we will also report on Susquehanna’s 2003 business results and other matters of interest to shareholders.

A copy of each of Susquehanna’s 2003 Summary Annual Report and Susquehanna’s 2003 Annual Report on Form 10-K is also enclosed. The approximate date of mailing of the enclosed Proxy Statement and proxy card is April 19, 2004.

By Order of the Board of Directors,

Lisa M. Cavage

Secretary

Lititz, Pennsylvania

April 19, 2004

P.O. Box 1000

26 North Cedar Street

Lititz, PA 17543-7000

PROXY STATEMENT

April 19, 2004

INTRODUCTION

General

On Thursday, June 10, 2004, Susquehanna Bancshares, Inc. will hold its 2004 Annual Meeting of Shareholders at the Hershey Lodge and Convention Center, West Chocolate Avenue & University Drive, Hershey, Pennsylvania. The meeting will begin at 10:00 a.m. Eastern time. At the meeting, you will be asked to elect six members for the coming three years to the Board of Directors’ Class of 2007, one member for the coming year to the Board of Directors’ Class of 2005 and to attend to any other business properly presented at the meeting.

An admission ticket, which is required for entry into the Annual Meeting, is attached to your proxy card. If you plan to attend the meeting, please vote your proxy but keep the admission ticket and bring it to the Annual Meeting.

If your shares are held in the name of a bank, broker or other holder of record, you will need proof of ownership to attend the Annual Meeting. A recent bank or brokerage account statement are examples of proof of ownership. If you arrive at the meeting without an admission ticket, we will admit you only if we are able to verify that you are a Susquehanna shareholder.

This Proxy Statement was prepared under the direction of Susquehanna’s Board of Directors to solicit your proxy for use at the Annual Meeting. The approximate date of mailing for this Proxy Statement and proxy card is April 19, 2004.

Record Date for, and Voting at, the Annual Meeting

Only shareholders of record of Susquehanna common stock at the close of business on Wednesday, March 31, 2004, may vote at the Annual Meeting. As of March 31, 2004, 39,868,108 shares of Susquehanna common stock, par value $2.00 per share, were issued and outstanding and entitled to vote at the Annual Meeting.

A majority of the issued and outstanding shares of common stock is required to constitute a quorum at the Annual Meeting. They may be present at the meeting or represented by proxy. The Bank of New York, our Transfer Agent, will tabulate the votes cast by proxy or in person at the Annual Meeting.

The presence, in person or by proxy, of shareholders entitled to cast a majority of the votes which shareholders are entitled to cast on each matter to be voted upon at the meeting will constitute a quorum for the meeting. If, however, the meeting cannot be organized because a quorum is not present, in person or by proxy, the shareholders entitled to vote and present at the meeting will have the power, except as otherwise provided by statute, to adjourn the meeting to such time and place as they may determine, and those who attend or participate at the second of such adjourned meetings, although less than a quorum, shall nevertheless constitute a quorum for the purpose of electing directors.

At the Annual Meeting, in connection with the election of the directors, you will be entitled to cast one vote for each share held by you for each candidate nominated, but will not be entitled to cumulate your votes. Votes may be cast in favor of or withheld with respect to each candidate nominated. The six nominees to the Class of 2007 receiving the highest number of votes will be elected to the Board of Directors’ Class of 2007. The one nominee to the Class of 2005 receiving the highest number of votes will be elected to the Board of Directors’ Class of 2005. Votes that are withheld will be excluded entirely from the vote and will have no effect, other than for purposes of determining the presence of a quorum.

Brokers that are member firms of the New York Stock Exchange and who hold shares in street name for customers have the discretion to vote those shares with respect to certain matters if they have not received instructions from the beneficial owners. Brokers will have this discretionary authority with respect to the election of directors. As a result, where brokers submit proxies but are otherwise prohibited and thus must refrain from exercising discretionary authority in voting shares on certain matters for beneficial owners who have not provided instructions with respect to such matters (commonly referred to as “broker non-votes”), those shares will be included in determining whether a quorum is present but will have no effect in the outcome of the election of directors.

As to all other matters properly brought before the meeting, the vote of the holders of a majority of the Susquehanna common stock, present in person or by proxy, will decide any question brought before the Annual Meeting, unless the question is one for which, by express provision of statute or of Susquehanna’s Articles of Incorporation or Bylaws, a different vote is required. Generally, abstentions and broker non-votes on these matters will have the same effect as a negative vote because under Susquehanna’s Bylaws, these matters require the affirmative vote of the holders of a majority of Susquehanna common stock, present in person or by proxy at the Annual Meeting. Broker non-votes and abstentions will be counted, however, for purposes of determining whether a quorum is present.

Proxies for the Annual Meeting

All shares represented by valid proxies will be voted in the manner specified in the proxies.

Your proxy, unless you otherwise specify in the proxy, will be voted FOR the election of the persons nominated for directors by Susquehanna’s Board of Directors. Where you have appropriately specified how your proxy is to be voted, it will be voted in accordance with your direction.

Your Board of Directors knows of no business that will be presented for consideration at the Annual Meeting other than the matters described in this Proxy Statement and those incidental to the conduct of the meeting. It is not anticipated that other matters will be brought before the Annual Meeting. If, however, other matters are duly brought before the Annual Meeting or any adjournments of the meeting, the persons named in the proxy will have the discretion to vote or act on such matters according to their best judgment.

Because many shareholders cannot attend the Annual Meeting in person, it is necessary that a large number be represented by proxy. Most shareholders have the choice of voting over the Internet, by using a toll-free telephone number or by completing the proxy card and mailing it in the postage-paid envelope provided. Please refer to your proxy card or the information forwarded by your broker or other holder of record to see which options are available to you. Please be aware that if you vote over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible. The Internet and telephone voting facilities for shareholders of record will close at 5:00 p.m. Eastern time on June 9, 2004.

The Internet and telephone voting procedures are designed to authenticate shareholders by use of a control number and to accurately record and count their proxies.

If you are a participant in the BuyDIRECTsm Open Availability and Dividend Reinvestment Plan for Susquehanna common stock, shares held in your account in the plan will be voted in accordance with your instructions. The plan’s administrator is the shareholder of record for your plan shares and will not vote those shares unless you provide it with instructions, which you can do over the Internet, by telephone or by mail using the enclosed proxy card.

If you are an employee participant in Susquehanna’s Employee Stock Purchase Plan, shares held in your account in the plan will be voted in accordance with your instructions. The plan’s custodian is the shareholder of record for your plan shares and will not vote those shares unless you provide it with instructions, which you can do over the Internet, by telephone or by mail using the enclosed proxy card.

You may revoke your proxy for the Annual Meeting at any time after its submission and before it is exercised by:

•	submitting written notice of revocation of your proxy to the Secretary of Susquehanna prior to voting at the Annual Meeting;

•	submitting a later dated proxy (including an Internet or telephone vote) received by the Secretary of Susquehanna; or

•	appearing at the Annual Meeting and requesting a revocation of the proxy. Your appearance alone at the Annual Meeting will not of itself constitute a revocation of your proxy.

Directors, officers and employees of Susquehanna may solicit proxies from Susquehanna shareholders, either personally or by telephone, telegraph or other form of communication. These persons will not receive any additional compensation for these services. Susquehanna will request that the Notice of Annual Meeting, this Proxy Statement, the proxy card and related materials, if any, be forwarded to beneficial owners and expects to reimburse banks, brokers and other persons for their reasonable out-of-pocket expenses in handling these materials. Susquehanna will bear the costs of all such solicitations.

Electronic Access to Proxy Materials and Annual Report

Most shareholders can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail. This Proxy Statement, the 2003 Summary Annual Report and Susquehanna’s 2003 Annual Report on Form 10-K are available in the Investor Relations section of Susquehanna’s website at http://www.susqbanc.com. You may access this material by choosing the “Investor Relations” button at the top of the page, and then selecting “Filings and Reports” from the items listed in the Investor Relations section. Or, you may go directly to this page at:

http://www.snl.com/Interactive/IR/docs.asp?IID=100457

If you are a shareholder of record, you can choose this option and save Susquehanna the cost of producing and mailing these documents by marking the appropriate box on your proxy card or by following the instructions provided if you vote over the Internet or by telephone. You can also choose between paper documents and electronic access by calling Susquehanna toll free at 1-888-400-9866 and asking a customer service representative for extension 6204 or 6305 in Susquehanna’s Stock Administration Department.

If you choose to view future proxy statements and annual reports over the Internet, you will receive a proxy card in the mail next year with instructions containing the Internet address of those materials. Your choice will remain in effect until you call Susquehanna (at the phone number and extensions listed above) and tell us otherwise. You do not have to elect Internet access each year.

If you hold your Susquehanna common stock through a broker or other holder of record, please refer to the information provided by that entity for instructions on how to elect to view future proxy statements and annual reports over the Internet.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

As of February 27, 2004, based solely on a Schedule 13G filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, the following person is known by Susquehanna to be the beneficial owner of more than five percent of Susquehanna’s common stock. The numbers shown on the table represent holdings as of December 31, 2003 and should be interpreted in light of the related footnote.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Mac-Per-Wolf Company(1)	2,948,950	7.4%
310 S. Michigan Avenue, Suite 2600 Chicago, IL 60604

(1)	The shares of common stock reported by Mac-Per-Wolf Company are owned by accounts under the discretionary investment management of its two subsidiaries, Perkins, Wolf, McDonnell and Company, LLC, a registered investment advisor, who provides investment advice to individual and institutional clients, and PWMCO, LLC, a registered broker dealer and investment advisor. The Schedule 13G was filed jointly with Janus Small Cap Value Fund, a registered investment company and one of the managed portfolios to which Perkins, Wolf, McDonnell and Company, LLC, provides investment advice. The Schedule 13G filed by these entities indicates that 2,150,000 of these shares are held by Janus Small Cap Value Fund, which represents 5.4% of the total 7.4% presented in the table above. Susquehanna believes that these shares of common stock, as reported on the Schedule 13G filed with the SEC, were acquired in the ordinary course of business and not the with purpose of changing or influencing control of Susquehanna.

PRINCIPAL HOLDERS OF VOTING SECURITIES

AND HOLDINGS OF MANAGEMENT

The shares of Susquehanna common stock deemed to be beneficially owned by each director, each nominee for election to the office of director, each executive officer named in the Summary Compensation Table in this Proxy Statement, and by all directors, nominees and executive officers as a group as of February 27, 2004, is set forth in the following table. On February 27, 2004, none of the individuals named in the following table beneficially owned more than 1% of Susquehanna’s outstanding shares of common stock. On that date, all of the directors, nominees and executive officers as a group beneficially owned 2.57% of Susquehanna’s outstanding common stock (based on the number of shares outstanding on February 27, 2004 (39,868,108) and options which are exercisable or will become exercisable on or before April 27, 2004 (395,546)).

Name of Beneficial Owner	Number of Shares Owned (1)	Options Exercisable Within 60 days	Total Beneficial Ownership of Susquehanna Common Stock
Wayne E. Alter, Jr.(2)	35,000	0	35,000
James G. Apple(2)	23,699	7,000	30,699
Edward Balderston, Jr.(3)	13,912	21,336	35,248
William T. Belden	7,175	34,674	41,849
Lisa M. Cavage	382	500	882
John M. Denlinger(2)	53,105	8,250	61,355
Gregory A. Duncan	10,219	59,297	69,516
Chloé R. Eichelberger(2)(4)	39,395	0	39,395
Bernard A. Francis, Jr.	2,912	500	3,412
Owen O. Freeman, Jr.(5)	90,383	0	90,383
Henry H. Gibbel(6)	190,412	6,750	197,162
T. Max Hall(2)	15,806	6,000	21,806
Bruce A. Hepburn(7)	14,724	0	14,724
C. William Hetzer, Jr.(8)	11,000	9,000	20,000

Name of Beneficial Owner	Number of Shares Owned(1)	Options Exercisable Within 60 days	Total Beneficial Ownership of Susquehanna Common Stock
Drew K. Hostetter	4,951	47,001	51,952
David D. Keim(9)	4,614	27,824	32,438
Rodney A. Lefever	838	0	838
Charles W. Luppert	8,839	55,129	63,968
Guy W. Miller, Jr.	8,436	0	8,436
James G. Pierné	840	10,712	11,552
E. Susan Piersol(10)	1,000	0	1,000
Michael M. Quick	8,221	14,329	22,550
William J. Reuter	10,380	77,578	87,958
M. Zev Rose	25,500	0	25,500
Peter J. Sahd	168	666	834
Roger V. Wiest	38,250	6,750	45,000
William B. Zimmerman(2)(11)	10,484	2,250	12,734

All Directors, Nominees and Executive Officers as a Group (27 individuals)	630,645	395,546	1,026,191

(1)	Unless otherwise indicated, shares shown as beneficially owned are held individually by the person indicated or jointly with spouse or children living in the same household, individually by the spouse or children living in the same household, or as trustee, custodian or guardian for minor children living in the same household.
(2)	Nominee for three year term expiring in 2007. All nominees to the Class of 2007 are current members of Susquehanna’s Board of Directors.
(3)	Mr. Balderston has sole beneficial ownership with respect to 11,334 shares and shares beneficial ownership with his wife with respect to 1,795. He also holds 783 shares as custodian for minor nieces and nephews.
(4)	Ms. Eichelberger has sole beneficial ownership with respect to 31,395 shares. In addition, her fiancé has sole beneficial ownership with respect to 8,000 shares.
(5)	Mr. Freeman has sole beneficial ownership with respect to 84,901 shares. In addition, he shares beneficial ownership of 5,482 shares with children and grandchildren.
(6)	Mr. Gibbel has sole beneficial ownership with respect to 151,412 shares and shares beneficial ownership with his wife with respect to 25,000 shares. Mr. Gibbel’s wife has sole beneficial ownership of 14,000 shares. Mr. Gibbel is also an officer and director of the Gibbel Foundation, Inc., which holds 7,030 shares. Mr. Gibbel disclaims beneficial ownership to the Gibbel Foundation position.
(7)	Mr. Hepburn has sole beneficial ownership of 9,326 shares. He shares beneficial ownership with his mother with respect to 1,180 shares. In addition, 4,218 shares are held in a family trust.
(8)	Term expires in 2004 as of the Annual Meeting.
(9)	Mr. Keim has sole beneficial ownership with respect to 3,052 shares and shares beneficial ownership with his wife with respect to 562 shares. Mr. Keim’s wife has sole beneficial ownership of 1,000 shares.
(10)	Nominee for one year term expiring in 2005.
(11)	Mr. Zimmerman has sole beneficial ownership with respect to 8,396 shares. Mr. Zimmerman’s wife has sole beneficial ownership of 655 shares. In addition, 409 shares are held by Zimmerman’s Hardware and Supply Company, Inc., of which Mr. Zimmerman is the Chief Executive Officer, and 1,024 shares are held by Zimmerman’s American Hardware, of which Mr. Zimmerman is a partner.

ELECTION OF DIRECTORS

General

Susquehanna’s Board of Directors currently consists of 14 directors. The Board is classified into three classes, one of which is elected each year to serve a term of three years. Directors of each class hold office until the expiration of the term for which they were elected and their successors have qualified or until the annual meeting following their attaining the age of 72 years.

At the Annual Meeting, six persons will be elected to the Class of 2007 and one person will be elected to the Class of 2005. The candidates nominated to their respective class who receive the highest number of votes will be elected. In the election, you will be entitled to cast one vote for each share held by you for each of the six candidates to the Class of 2007 and one vote for each share held by you for the one candidate to the Class of 2005, but will not be entitled to cumulate your votes.

Nomination Process

The Board of Directors has nominated six persons to the Class of 2007 and one person to the Class of 2005. The six nominees to the Class of 2007 are all current members of Susquehanna’s Board. The one nominee to the Class of 2005, who is not a current member of Susquehanna’s Board, was recommended by Susquehanna’s Chief Executive Officer to the Nominating and Corporate Governance Committee, who in turn recommended the nominee to the full Board.

The Board’s Nominating and Corporate Governance Committee currently has not adopted a formal policy for shareholders to recommend nominees to the Board, and is currently assessing the need for such a formal policy. The Board may determine that adoption of a formal policy is unnecessary in light of Susquehanna’s current practice whereby the committee will review nominations made by shareholders prior to December 31st in the year preceding the applicable annual meeting, and evaluate and consider such shareholder nominations using the same criteria as used for nominations submitted by company management or board members, as further described below.

Susquehanna’s Bylaws also provide that at the Annual Meeting, any holder of Susquehanna common stock may make additional nominations for election to the Board of Directors. Each nomination must be made in accordance with Susquehanna’s Bylaws and preceded by a notification made in writing and delivered or mailed to Susquehanna’s President not less than 14 days prior to the Annual Meeting. The notification must contain the following information to the extent known by the notifying shareholder without unreasonable effort or expense:

•	the name and address of each proposed nominee;

•	the principal occupation of each proposed nominee;

•	the total number of shares of Susquehanna capital stock that will be voted by the notifying shareholder for the proposed nominee;

•	the name and residence address of the notifying shareholder; and

•	the number of shares of Susquehanna capital stock owned by the notifying shareholder.

Nomination Criteria

The Nominating and Corporate Governance Committee has determined that no one single criteria should be given more weight than any other criteria when it considers the qualifications of a potential nominee to the Board. Instead, it believes that it should consider the total “skills set” of an individual. In evaluating an individual’s “skills set,” the Committee will consider a variety of factors, including, but not limited to, the potential nominee’s background and education, his or her general business experience, and whether or not he or she has any experience in the banking industry. The Committee will also consider whether a potential nominee resides or does business in the geographic area in which Susquehanna operates. It will also consider whether or not a potential nominee has had any prior experience serving on one of Susquehanna’s subsidiary boards of directors.

The Class of 2007

The Board of Director’s nominees for the Class of 2007 are Wayne E. Alter, Jr., James G. Apple, John M. Denlinger, Chloé R. Eichelberger, T. Max Hall and William B. Zimmerman. Messrs. Alter, Apple, Denlinger, Hall and Zimmerman, and Ms. Eichelberger, are all currently directors of Susquehanna.

The Class of 2005

The Board of Directors’ nominee for the Class of 2005 is E. Susan Piersol, who has been nominated to fill the vacancy in the Class of 2005 due to Mr. Hetzer’s retirement as of the date of the Annual Meeting. Ms. Piersol currently serves on the Board of Directors of Equity Bank, a wholly-owned Susquehanna subsidiary, and has served in that capacity since November 2003.

E. Susan Piersol. Ms. Piersol was employed by the Ford Division of the Ford Motor Company from 1978 until 1988. During her employment, she held various positions, including the National Business Management Manager of the Ford Division in 1984, the Contemporary Marketing Manager for the Ford Division in 1985, and the General Field Manager of the Ford Division responsible for the Detroit Sales Office in 1986. In 1988, Ms. Piersol resigned her position with the Ford Motor Company and joined Coca Cola USA. Later that year, she assumed the position of Manager of Account Executives in the Philadelphia Sales Office. In 1989, she formed Piersol Development as a real estate investment. In 1990, she resigned from Coca Cola USA to operate her business full time. She is currently the President and Chief Executive Officer of Piersol Homes Corp.

Ms. Piersol is a 1976 graduate of the Hobart/William Smith Colleges with a Bachelor of Arts degree in Chinese History and a 1978 graduate of the Babson College with an MBA in Marketing.

In the absence of instructions to the contrary, proxies will be voted in favor of the election of the Board of Directors’ nominees. In the event any of the nominees should become unavailable, it is intended that the proxies will be voted for substitute nominee(s) chosen by the Board. The Board of Directors has no present knowledge that any of the nominees will be unavailable to serve.

Your Board of Directors unanimously recommends that you vote “FOR” the election of the six director nominees to the Class of 2007 and the one director nominee to the Class of 2005.

Biographical Summaries of Directors and Nominees

The name and age of each nominee and continuing director of Susquehanna, as well as their business experience (including their principal occupation and the period during which he or she has served as a Susquehanna director), is set forth in the following table:

Name	Age	Business Experience Including Principal Occupation for Past Five Years	Director Since	Present Term Expires
Wayne E. Alter, Jr.*	52	President and Chief Executive Officer, DynaCorp, Inc. (Real Estate Development and Management Company); Managing Member, Equinox Properties LLC (Real Estate Ownership and Management Company); Former Chairman and Chief Executive Officer, Dynamark Security Centers, Inc. (Security Company); and Former President and Chief Executive Officer, WEA Enterprises, Inc. (Aviation Business)	2001	2004

James G. Apple*	68	President, Butter Krust Baking Co., Inc. (Baking Company)	1992	2004

John M. Denlinger*	64	Retired; Division Manager, Denlinger Building Materials, a Division of Carolina Holdings, Inc. (Building Material Manufacturer); President, Denlinger, Inc. (Building Material Manufacturer)	1985	2004

Chloé R. Eichelberger*	70	President and Chief Executive Officer, Chloé Eichelberger Textiles, Incorporated (Fabric Finishing)	2001	2004

T. Max Hall*	69	Attorney and Managing Partner, McNerney, Page, Vanderlin and Hall (Law Firm); Chairman of the Board, Data Papers, Inc. (Printing Company); Chairman of the Board, Data Papers, Inc. of North Carolina, Inc. (Printing Company)	1986	2004

William B. Zimmerman*	67	President and Chief Executive Officer, Zimmerman’s Hardware & Supply Co., Inc.	2001	2004

E. Susan Piersol**	49	President and Chief Executive Officer, Piersol Homes Corp. (residential home builder and real estate developer)	—	2005

Owen O. Freeman, Jr.	69	Retired Chairman of the Board, First Capitol Bank	1999	2005

Guy W. Miller, Jr.	58	President and Chief Executive Officer, Homes by Keystone, Inc. (Modular Homes Manufacturer)	1999	2005

Name	Age	Business Experience Including Principal Occupation for Past Five Years	Director Since	Present Term Expires

William J. Reuter	54	Chairman of the Board, President and Chief Executive Officer, Susquehanna; Chairman of the Board, Farmers First Bank	1999	2005

Bruce A. Hepburn	61	Certified Public Accountant (sole proprietor)	2002	2006

Henry H. Gibbel	69	President and Chief Executive Officer, Lititz Mutual Insurance Co., Penn Charter Mutual Insurance Co., Farmers & Mechanics’ Mutual Insurance Company and Livingston Mutual Insurance Company (Insurance Companies)	1982	2006

M. Zev Rose	66	Senior Shareholder and President of Sherman, Silverstein, Kohl, Rose & Podolsky (Law Firm)	2002	2006

Roger V. Wiest	63	Managing and Senior Partner, Wiest, Muolo, Noon & Swinehart (Law Firm)	1992	2006

*	The Board of Directors’ nominees for election at the Annual Meeting for terms expiring 2007.
**	The Board of Directors’ nominee for election at the Annual Meeting for a term expiring in 2005.

CORPORATE GOVERNANCE

Board Independence.

Susquehanna’s Board has determined that all of the members of the Board are “independent” under the National Association of Securities Dealers listing standards for the Nasdaq National Stock Market except for

Mr. Reuter, who is Susquehanna’s President and Chief Executive Officer. The Board believes that the independence requirements contained in the listing standards provide the appropriate standard for assessing the independence of directors, and uses such requirements in assessing whether or not each member of the Board is independent.

Board Meetings

Susquehanna’s Board met 10 times during 2003. Each of the directors attended at least 90% of the meetings of the Board of Directors and the committees of the Board of Directors on which he or she served that were held in 2003 during the period when he or she served as a director.

All of Susquehanna’s directors attended last year’s Annual Shareholders’ Meeting. Susquehanna’s Board requires all of its members to attend all regularly scheduled board meetings, as well as the annual shareholders’ meeting. Exceptions are permitted for extenuating circumstances on a case by case basis. A director’s attendance record will be considered by the Nominating and Corporate Governance Committee in its nominating process.

Susquehanna’s non-management directors did not meet in executive session without any management directors in attendance during 2003. The non-management directors are scheduled to meet in executive session at least two times in 2004.

Board Committees

Susquehanna’s Board has the following three standing committees:

Nominating and Corporate Governance Committee

Year Formed	Number of Meetings in 2003	Committee Members(1)	Functions Performed
2003	1	Wayne E. Alter, Jr. James G. Apple John M. Denlinger Henry H. Gibbel T. Max Hall

•   develop qualification criteria for Board members;

•   identify individuals qualified to become Board members;

•   recommend that the Board select director nominees for each annual meeting of shareholders;

•   develop and recommend to the Board corporate governance policies and procedures applicable to the company.

(1)	The Directors who serve on the Nominating and Corporate Governance Committee are all “independent” for purposes of the National Association of Securities Dealers listing standards for the Nasdaq National Stock Market.

The Nominating and Corporate Governance Committee Charter is attached to this proxy statement as Annex A and is also available on our website at www.susqbanc.com. Click on “Investor Relations,” then “Corporate Governance,” then “Charter of the Nominating and Corporate Governance Committee of Susquehanna Bancshares, Inc.”

Audit Committee

Year Formed	Number of Meetings in 2003	Committee Members(1)	Functions Performed
1987	9	James G. Apple Chloé R. Eichelberger Bruce A. Hepburn(2) Guy W. Miller, Jr.

•   meet with Susquehanna’s independent accountants and review the scope and results of Susquehanna’s annual audit;

•   review information pertaining to internal audits;

•   oversee that Susquehanna management has: maintained the reliability and integrity of accounting policies, financial reporting and disclosure practices; established and maintained processes to assure an adequate system of internal control; and established and maintained processes to assure compliance with applicable laws, regulations and corporate practices;

•   meet with the Board on a regular basis to report the results of its reviews;

•   recommend to the Board the selection of independent accountants and review periodically their performance and independence from management;

•   review and approve Susquehanna’s Internal Audit Plan; and

•   periodically meet privately with Susquehanna’s independent accountants, senior management and its General Auditor.

(1)	The Directors who serve on the Audit Committee are all “independent” for purposes of the Sarbanes-Oxley Act of 2002 and Rule 4200(a)(15) of the National Association of Securities Dealers listing standards for the Nasdaq National Stock Market.
(2)	The Board has determined that Bruce A. Hepburn is an “audit committee financial expert” as defined in Item 401 of Regulation S-K. Mr. Hepburn, like all members of the Audit Committee, is “independent” for the purposes of the Sarbanes-Oxley Act of 2002 and National Association of Securities Dealers listing standards for the Nasdaq National Stock Market.

The Audit Committee Charter is attached to this proxy statement as Annex B and is also available on our website at www.susqbanc.com. Click on “Investor Relations,” then “Corporate Governance,” then “Charter of the Audit Committee of Susquehanna Bancshares, Inc.” The Audit Committee’s Pre-Approval Policy for Audit and Non-Audit Services is attached to this proxy statement as Annex C.

Compensation Committee

Year Formed	Number of Meetings in 2003	Committee Members(1)	Functions Performed
1987	7	Wayne E. Alter, Jr. John M. Denlinger Henry H. Gibbel C. William Hetzer, Jr.

•   review and approve key executive salaries and salary policy;

•   with respect to Susquehanna’s Chief Executive Officer, determine the salary and criteria for that office;

•   administer Susquehanna’s Equity Compensation Plan;

•   approve participants in Susquehanna’s Executive Deferred Income Plan; and

•   review and approve the design of any new supplemental compensation programs applicable to executive compensation.

(1)	The Directors who serve on the Compensation Committee are all “independent” for purposes of the National Association of Securities Dealers listing standards for the Nasdaq National Stock Market.

The Compensation Committee Charter is attached to this proxy statement as Annex D and is also available on our website at www.susqbanc.com. Click on “Investor Relations,” then “Corporate Governance,” then “Charter of the Compensation Committee of Susquehanna Bancshares, Inc.”

Code of Ethics

Susquehanna’s Board of Directors has adopted a new Code of Ethics which outlines the principles, policies and laws that govern the activities of Susquehanna, and establishes guidelines for conduct in the workplace. The Code of Ethics applies to directors as well as employees, including senior financial officers. Every director and employee is required to read and comply with the Code of Ethics. A copy of the Code of Ethics is available on our website at www.susqbanc.com. Click on “Investor Relations,” then “Corporate Governance,” then “Code of Ethics of Susquehanna Bancshares, Inc.” Susquehanna intends to disclose amendments to, or director and executive officer waivers from, the Code of Ethics, if any, on our website, or on a Form 8-K to the extent otherwise required under Nasdaq listing standards.

Shareholder Communications with the Board

A shareholder who wishes to communicate with the Board may do so by sending his or her correspondence to William J. Reuter, Chairman, President and Chief Executive Officer, Susquehanna Bancshares, Inc., 26 North Cedar Street, Lititz, Pennsylvania 17543 Attention: Board of Directors. Mr. Reuter will forward all correspondence to the Chairman of the Board’s Nominating and Corporate Governance Committee.

ANNUAL AUDIT INFORMATION

Report of the Audit Committee

On March 9, 2004, the Audit Committee reviewed Susquehanna’s audited financial statements and met with both management and PricewaterhouseCoopers LLP, Susquehanna’s independent accountants, to review and discuss those financial statements. Management has the primary responsibility for Susquehanna’s financial statements and the overall reporting process, including Susquehanna’s system of internal controls. Management has represented to the Committee that the financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

The Committee received from and discussed with PricewaterhouseCoopers LLP the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). These items relate to that firm’s independence from Susquehanna. The Committee also considered whether the provision of non-audit services by PricewaterhouseCoopers LLP was compatible with the maintenance of PricewaterhouseCoopers LLP’s independence. The Committee also discussed with PricewaterhouseCoopers LLP any matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

Based on these reviews and discussions, the Committee recommended to the Board that Susquehanna’s audited financial statements be included in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

The Susquehanna Bancshares, Inc. Audit Committee:

James G. Apple, Chair

Chloé R. Eichelberger

Guy W. Miller, Jr.

Bruce A. Hepburn

Fees Billed by Independent Accountants to Susquehanna

The aggregate fees billed to Susquehanna by PricewaterhouseCoopers LLP for each of the fiscal years ended December 31, 2003 and 2002, respectively, is set forth in the table below:

	For the Fiscal Year Ended December 31, 2003	For the Fiscal Year Ended December 31, 2002
Audit Fees(1)	$402,975	$343,096
Audit Related Fees(2)	41,880	102,436
Tax Fees(3)	279,890	351,135
All Other Fees(4)	207,285	224,225

(1)	Includes the following aggregate fees billed by PricewaterhouseCoopers LLP for the services and time periods indicated:

	2003	2002
• Audits of Financial Statements	$360,000	$307,200
• Statutory Audits	30,000	30,000
• Consents	0	5,896
• Assistance with and Review of Documents Filed with the SEC	12,975	0

(2)	Includes the following aggregate fees billed by PricewaterhouseCoopers LLP for the services and time periods indicated:

	2003	2002
• Accounting Consultations and Audits in Connection with Acquisitions	$0	$32,648
• Attest Services not Required by Statute or Regulation	30,000	21,500
• Consultation Concerning Financial Accounting and Reporting	11,880	48,288

(3)	Includes the following aggregate fees billed by PricewaterhouseCoopers LLP for the services and time periods indicated:

	2003	2002
• Tax Compliance	$106,890	$131,398
• Tax Planning	173,000	144,463
• Tax Advice	0	75,274

(4)	Includes the aggregate fees billed by PricewaterhouseCoopers LLC for benefits consulting services for the time periods indicated. PricewaterhouseCoopers LLC ceased performing such services in 2003.

The Audit Committee has considered whether the provision of the non-audit services described above is compatible with maintaining the independence of PricewaterhouseCoopers LLP.

DIRECTOR AND EXECUTIVE OFFICER COMPENSATION

Report of the Compensation Committee

The Compensation Committee of Susquehanna’s Board considers the following matters in its oversight of executive compensation:

•	assuring that key management personnel of Susquehanna and its affiliates are effectively compensated in terms of salaries, supplemental compensation and benefits which are internally equitable and externally competitive in order to allow Susquehanna to attract and retain qualified personnel; and

•	developing and initiating incentive programs and plans that will serve to attract and retain qualified personnel in key management positions of Susquehanna and its affiliates.

Overall Policy

Susquehanna’s executive compensation program is designed to be closely linked to corporate performance and returns to shareholders. To this end, Susquehanna has developed an overall compensation strategy and specific compensation plans that tie a significant portion of executive compensation to Susquehanna’s success in meeting specified performance goals and to appreciation in its stock price. The overall objectives of this strategy are:

•	to attract and retain the best possible executive talent;

•	to motivate executives to achieve the goals inherent in Susquehanna’s business strategy;

•	to link executive and shareholder interests through equity based plans; and

•	to provide a compensation package that recognizes individual contributions, as well as overall business results.

Each year the Committee conducts a review of Susquehanna’s executive compensation program. The Committee believes that Susquehanna’s most direct competitors for executive talent are not necessarily the companies that would be included in a peer group established for comparing shareholder returns. Successful executives in the banking industry have a broad range of opportunities in the financial industry generally, either with larger or smaller institutions, or with related industry groups or unrelated industry groups in some instances (a chief financial officer, for example). Many of these companies are not publicly traded. The annual compensation reviews permit an ongoing evaluation of the link between Susquehanna’s performance and its executive compensation in the context of the compensation programs of other companies.

The Committee determines the compensation for the Susquehanna officers designated as participants in Susquehanna’s long term incentive plan, set forth in more detail below. This includes all individuals whose compensation is set forth in the “Summary Compensation Table” which follows. The Committee believes that utilization of this approach ensures consistency throughout the executive compensation program. In reviewing the individual performance of the executives whose compensation is detailed in this Proxy Statement (other than that of Susquehanna’s Chairman of the Board, President and Chief Executive Officer), the Committee solicits and considers the views and recommendations of Mr. Reuter.

The key elements of executive compensation consist of:

•	base salary;

•	annual incentive bonus; and

•	long term compensation through grants or awards under Susquehanna’s Equity Compensation Plan.

The Committee’s policies with respect to each of these elements, including the basis for the compensation awarded to Mr. Reuter, Susquehanna’s Chairman of the Board, President and Chief Executive Officer, are

discussed below. In addition, while the elements of compensation described below are considered separately, the Committee takes into account the full compensation package afforded by Susquehanna to the individual, including pension benefits, severance plans, insurance and other benefits, as well as the programs described below.

Section 162(m) of the Internal Revenue Code generally provides that a publicly held reporting company such as Susquehanna may not deduct, as an expense, amounts paid to any executive officer in excess of $1 million per year, unless certain requirements are met. Compensation attributable to options granted under Susquehanna’s Equity Compensation Plan currently in effect is expected to qualify for deductibility. The Committee monitors, and will continue to monitor, the effect of Section 162(m) on the deductibility of such compensation and intends to optimize the deductibility of such compensation to the extent deductibility is consistent with the objectives of the Committee’s executive compensation program. The Committee, however, intends to weigh the benefits of full deductibility with the other objectives of the executive compensation program and, if the Committee believes to do so is in the company’s best interests and the interests of its shareholders, the Committee will make compensation arrangements that may not be fully deductible due to Section 162(m).

Base Salaries

Base salaries for executive officers are determined by:

•	evaluating the responsibilities of the position held and the experience of the individual; and

•	reference to the competitive marketplace for executive talent, including a comparison to base salaries for comparable positions at other companies.

Annual salary adjustments are determined by:

•	evaluating the performance of Susquehanna and of each executive officer; and

•	taking into account new responsibilities delegated to each executive officer during the year (in the case of executive officers with responsibility for a particular business unit, the unit’s financial results are also considered).

In conducting its deliberations, the Committee makes use of an executive compensation survey prepared by nationally recognized consultants on executive compensation matters. The 2003 survey analyzed compensation paid to executives at participating financial institutions with assets between $100 million and $2 billion and financial holding companies with median assets of $5.5 billion.

The survey describes the compensation paid to executives at various management levels. The base salary of all similar positions within the survey group was used as the basis for calculating a midpoint for each job description within Susquehanna’s management program. The salaries of Susquehanna’s principal officers were compared to the midpoint, and increases were awarded in the context of individual performance and contribution, as explained below, with each salary targeted to fall within an industry competitive range. Accordingly, salaries which are established by the Committee may slightly exceed or fall below the range. Mr. Reuter’s salary falls within the range established for the position he occupies.

In evaluating an executive officer’s performance, the Committee looks to his or her accomplishments (which are based on qualitative and quantitative measures) and the results produced by the executive officer (which are based on quantitative measures). In considering the various factors that are weighed in this process, no differentiation as to weighting or relative importance has been established; rather the Committee is permitted to assign a weight and importance to each factor as the Committee, in its discretion, deems appropriate.

In determining the compensation package awarded to Messrs. Reuter, Duncan and Hostetter, the Committee did not attach particular weight to their employment agreements with Susquehanna, other than to recognize that the employment agreements provide that base salary will be set at a rate agreed between the parties, or in the absence of agreement, increased on the basis of the Consumer Price Index. Base salary adjustments for all executive officers other than Mr. Reuter were determined by the Committee in consideration of the salary survey and the performance factors for Susquehanna and each executive officer as discussed above, and upon the recommendations and performance evaluation provided by Mr. Reuter.

With respect to the base salary granted to Mr. Reuter in 2003, the Committee took into account a comparison of base salaries of chief executive officers of peer companies based on the salary survey, Susquehanna’s success in meeting its return on equity and other financial goals in 2002, the performance of Susquehanna common stock and the assessment by the Committee of Mr. Reuter’s individual performance. The Committee also took into account the longevity of Mr. Reuter’s service to Susquehanna and Farmers & Merchants Bank and Trust and its belief that Mr. Reuter is a representative of Susquehanna to the public by virtue of his stature in the community and the industry. Mr. Reuter was granted a base salary of $470,600 for 2003 (on an annualized basis effective June 2003), an increase of 12% over his $420,000 base salary for 2002.

Annual Incentive Bonus

In 2001, the Committee retained an outside consultant to evaluate Susquehanna’s executive compensation program and to make appropriate recommendations. Base salaries, annual incentives, long term incentives and related compensation issues were included in the evaluation.

The evaluation report was presented to the Committee in December of 2001. Based on the recommendations contained in the report, the Committee approved the following programs:

•	a short term annual cash incentive program for 2002 and 2003; and

•	a long term incentive program for 2002, 2003 and 2004.

Short Term Annual Cash Incentive Program. The short term annual cash incentive program, known as the “Key Executive Annual Incentive Plan,” is available to designated members of Susquehanna’s executive, corporate and senior management. In 2003, 68 individuals, including Messrs. Reuter, Duncan, Hostetter, Quick and Balderston, participated in the program.

For each year of the program, a target annual incentive award is established for each participant. It is based on a percentage of the participant’s base salary. The targeted percentages range from 15% to 70%, dependent on the participant’s executive position. As long as minimum targets have been met, incentive awards have minimum payouts that range from 4.5% to 21%, and maximum payouts that range from 22.5% to 105%, of the participant’s base salary, dependent on the participant’s executive position. A participant’s target award and actual maximum or minimum award, if any, is dependent on at least two performance components:

•	an individual performance component, based upon satisfaction by the participant of individual goals established by the participant’s supervisor during the participant’s annual performance appraisal; and

•	a corporate performance component, based on a performance matrix consisting of an annual return on equity target and an annual earnings per share growth target for Susquehanna.

With respect to the corporate performance component, for each year of the program, the return on equity target is established based on peer group return on equity. The target for 2003 was 12.78%. The earnings per share growth target is established by the Committee. The target for 2003 was 10%.

In addition, minimum and maximum thresholds were established for both return on equity and annual earnings per share growth. In 2003, the minimum return on equity threshold was 10.22% and the minimum annual earnings per share growth threshold was 5%. If either return on equity or annual earnings per share growth is below the minimum threshold for that component, no incentive award may be granted. For 2003, the maximum return on equity threshold was 14.06% and the maximum annual earnings per share growth threshold was 12.5%.

An additional, third “unit” performance component is also applicable to participants in the program who are responsible for certain business units within Susquehanna. The unit component is based upon satisfaction by the particular unit of certain goals established for that unit by Susquehanna’s management. For example, a participant in the program who is a president of a particular bank subsidiary (i.e., a “unit”) would be evaluated not only on Susquehanna’s performance (i.e., the corporate component) and his or her own individual performance (i.e., the individual component), but on the bank’s performance (i.e., the unit component), as well.

Each performance component of the award is weighted, based upon the individual participant’s responsibility. For example, the corporate component of one participant may consist of 60% and the individual component may consist of 40% of the targeted award for those participants whose award is based solely on the corporate and individual components. Those with a unit performance component may have a unit portion weighted at either 25% or 50%, with the corporate and individual components adding up to 100%.

In 2003, for a participant to receive 100% of his or her target annual incentive award, Susquehanna had to achieve 12.78% return on equity and 10% annual earnings per share growth. Additionally, the participant had to achieve his or her individual targets, and, if applicable, his or her unit had to satisfy its unit goals. In 2003, Susquehanna’s return on equity was 11.58% and its earning per share growth was 0.65%. Accordingly, Susquehanna did not meet the minimum thresholds under the program or the targets, and no bonus was paid out.

Long Term Incentive Program. The long term incentive program awards, at the discretion of the Committee, non-qualified stock options and/or restricted stock to participants in the program. No options or stock are awarded if Susquehanna’s cumulative earnings per share has increased less than 3% per year from the base year 2001. Targeted annual earnings per share growth for the three year program is 8% with a maximum threshold of 10%.

In 2003, the long-term incentive program had 68 participants. Each participant was given a target fixed number of non-qualified stock options for each of the three years of the program (i.e., 2002, 2003 and 2004) based upon their respective positions within Susquehanna, ranging from a minimum of 2,600 to a maximum of 37,000. For each year of the program, a participant can be awarded 20% (minimum threshold of 3% growth) to 125% (maximum threshold of 10% growth) of his or her targeted amount, depending on Susquehanna’s earnings per share performance for that year.

The long term incentive program is a cumulative program, meaning that the performance in 2003 is aggregated with the prior year’s performance so that improved performance year over year can allow the awarding of prior year shares not earned, if cumulative performance warrants.

Any non-qualified stock options or restricted stock granted under the program will be issued under Susquehanna’s Equity Compensation Plan. In 2003, Susquehanna’s cumulative earnings per share growth was 3.06%. Accordingly, in January 2003, the Committee determined that participants in the plan will be awarded 20% of their respective target shares under the program for 2003. The grants for 2003 were made in January of 2004. The aggregate amount of non-qualified stock options that were granted under this program is 74,480. Of this total, 7,400, 3,400, 3,400, 3,400 and 3,400 stock options were granted to Messrs. Reuter, Duncan, Hostetter, Quick and Balderston, respectively.

Equity Compensation Plan

The Equity Compensation Plan is administered and interpreted by the Committee. After receiving recommendations from executive management, the Committee has the sole authority to determine:

•	the persons to whom options and/or awards will be granted under the plan;

•	the type, size and terms of the options granted under the plan;

•	the time when the options and/or awards will be granted and the duration of the exercise period; and

•	any other matters arising under the plan.

Awards under the plan may consist of incentive stock options, non-qualified stock options, restricted stock grants, phantom stock rights and stock appreciation rights. All grants are subject to the terms and conditions set forth in the plan and to other terms and conditions consistent with the plan as the Committee deems appropriate and as are specified by the Committee to the designated individual in his or her respective Grant Letter. The Committee must approve the form and provisions of each Grant Letter to an individual.

Officers, employee directors and other employees of Susquehanna or an affiliate designated by Susquehanna are eligible to participate in the plan. Non-employee directors receive an initial grant of a non-qualified stock option to acquire 2,250 shares upon becoming a newly-elected director, and thereafter, while serving in their capacities as directors, receive an annual grant of an option to purchase 2,250 shares each year during the term of the plan. The options may be exercised to the extent of one-third on the third anniversary of the date of the grant, one-third on the fourth anniversary of the date of the grant, and one-third on the fifth anniversary of the date of grant. As of April 19, 2004, approximately 120 officers were eligible to participate in the plan. After receiving recommendations from executive management, the Committee selects the persons to receive grants and determines the number of shares of Susquehanna common stock subject to a particular grant. No grantee may receive options, stock appreciation rights, phantom stock rights or restricted stock awards for more than 450,000 shares of Susquehanna common stock for any calendar year.

On May 21, 2003, non-qualified stock options to acquire an aggregate of 287,590 shares were granted to directors and officers of Susquehanna under this plan. Of this total, 22,200, 10,200, 10,200, 10,200 and 10,200 stock options were granted to Messrs. Reuter, Duncan, Hostetter, Quick and Balderston, respectively.

Other Compensation

Susquehanna, through contracts obtained by its wholly-owned subsidiaries, also provides an executive life insurance program for certain of its executive and senior officers, including Mr. Reuter, Susquehanna’s Chairman of the Board, President and Chief Executive Officer, and the other named executive officers in the Summary Compensation Table in this Proxy Statement. This program provides a death benefit to the officer’s beneficiary if the officer dies on or before attaining age 70, in an amount equal to two times his or her base salary (less any amounts provided by Susquehanna’s group term life insurance policy), or if the officer dies after attaining age 70, in an amount equal to one times his or her base salary (less any amounts provided by Susquehanna’s group term life insurance policy). The premiums for this program were paid in 1998 by certain of Susquehanna’s wholly-owned subsidiaries in a one-time, lump sum payment in an aggregate amount equal to $9,347,762, of which $534,112, $279,232, $285,736, $319,335 and $272,049 was paid for the premiums on Messrs. Reuter’s, Duncan’s, Hostetter’s, Quick’s and Balderston’s policies, respectively. Under this program, a grantor trust, on behalf of Susquehanna and its wholly-owned subsidiaries, is the direct beneficiary of any death proceeds remaining after an officer’s death benefit is paid to his or her beneficiary.

Conclusion

Through the programs described above, a significant portion of Susquehanna’s executive compensation is linked directly to individual and corporate performance (and business unit performance, where applicable) and stock price appreciation. In 2003, as in previous years, performance-based variable elements played a major role in the Committee’s executive compensation determinations, including those relating to Mr. Reuter. The Committee intends to continue the policy of linking executive compensation to Susquehanna’s performance and return to shareholders, recognizing that rises and falls in the business cycle from time to time must be recognized, and may result in an apparent imbalance for a particular period.

The Susquehanna Bancshares, Inc. Compensation Committee:

Wayne E. Alter, Jr.

John M. Denlinger

Henry H. Gibbel

C. William Hetzer, Jr.

Compensation of Directors

In 2003, Directors received an annual fee of $10,000 and a payment of $800 for attendance at each Board of Directors’ meeting except telephonic meetings, where the compensation was $250. They were also paid the following committee fees per meeting:

	Fees for Non-Chairperson Committee Members	Fees for Committee Chairperson
Committee Meeting	$900	$1,125
Committee Meeting (on same day as Board Meeting)	$300	$375

Non-employee Directors were also entitled to receive stock option grants pursuant to Susquehanna’s Equity Compensation Plan as discussed above.

Summary Compensation Table

The following table is a summary of the compensation for the years 2003, 2002 and 2001 awarded or paid to, or earned by, Susquehanna’s Chief Executive Officer and its four other most highly compensated executive officers in 2003.

	Principal Position	Year	Annual Compensation					Long Term Compen- sation Awards	All Other Compensation(5)
Name			Salary(1)	Bonus(2)		Other Annual Compen- sation(3)		Securities Underlying Options(4)
William J. Reuter	Chairman of the Board, President and Chief Executive Officer of Susquehanna	2003 2002 2001	$449,198 403,092 345,398	$	— 88,203 79,800		$17,700 12,150 34,216	7,400 22,200 15,000	$25,936 16,644 17,215

Gregory A. Duncan	Executive Vice President and Chief Operating Officer of Susquehanna	2003 2002 2001	$297,550 277,543 253,548	$	— 42,900 39,900	$	— — —	3,400 10,200 10,000	$12,235 9,131 8,806

Drew K. Hostetter	Executive Vice President, Treasurer and Chief Financial Officer of Susquehanna	2003 2002 2001	$291,747 275,215 253,548	$	— 42,295 39,900	$	— — —	3,400 10,200 10,000	$11,265 9,131 8,863

Michael M. Quick	Vice President and Group Executive of Susquehanna	2003 2002 2001	$216,718 197,266 171,642	$	— 24,618 22,380	$	— — —	$3,400 10,200 5,000	$6,763 6,571 5,689

Edward Balderston, Jr.	Senior Vice President and Group Executive of Susquehanna	2003 2002 2001	$200,625 188,655 158,662	$	— 23,400 21,600	$	— — —	$3,400 10,200 5,000	$6,746 6,318 5,648

(1)	Includes salary deferred by the named executive under Susquehanna’s Executive Deferred Income Plan. Payment of such salary is deferred until retirement, or in some instances, until a specified date prior to retirement. The sums in participants’ accounts are fully vested and may be withdrawn in accordance with such plan.
(2)	Includes bonuses earned by the named executive in the applicable year, even though such bonuses may be paid in the subsequent year (i.e., bonuses earned in 2002 were paid in 2003). Also includes any bonus deferred by the named executive under Susquehanna’s Executive Deferred Income Plan. Payment of such bonus is deferred until retirement, or in some instances, until a specified date prior to retirement. The sums in participants’ accounts are fully vested and may be withdrawn in accordance with such plan.
(3)	Includes fees paid to the named executive for services as a director of Susquehanna. Also included under this heading are moving expenses of $22,066 paid to Mr. Reuter in 2001. The value of perquisites and other personal benefits granted to the named executive officers that in the aggregate did not exceed the lesser of $50,000 or 10% of the named executive’s salary and bonus are not included.
(4)	Represents number of shares of Susquehanna common stock pertaining to non-qualified stock options earned under the Equity Compensation Plan in the applicable year, even though the actual grants of such stock options occurred in the subsequent year (i.e., options earned in 2002 were granted in 2003).
(5)	Amounts represent contributions in accordance with the provisions of the Susquehanna 401(k) plan, premiums for group term life insurance, imputed income under an executive life insurance program and allocations under the Supplemental Executive Retirement Plan during fiscal years 2003, 2002 and 2001, as follows:

	Year	401(k) Plan	Group Term Life Insurance	Executive Life Insurance Program	Supplemental Executive Retirement Plan
William J. Reuter	2003 2002 2001	$6,000 6,000 5,100	$70 70 120	$1,426 1,169 928		$18,440 9,405 11,067

Gregory A. Duncan	2003 2002 2001	$6,000 6,000 5,100	$70 70 120	$601 522 416		$5,564 2,539 3,170

Drew K. Hostetter	2003 2002 2001	$6,000 6,000 5,100	$70 70 120	$630 550 452		$4,565 2,511 3,191

Michael M. Quick	2003 2002 2001	$6,000 5,925 5,100	$70 70 120	$693 576 469	$	— — —

Edward Balderston, Jr.	2003 2002 2001	$6,000 5,660 5,100	$70 70 120	$676 588 428	$	— — —

Equity Compensation Plan Information

The following table sets forth information regarding Susquehanna’s Equity Compensation Plan, the only compensation plan of Susquehanna under which equity securities are authorized for issuance, as of December 31, 2003:

Plan Category(1)	Number of Securities to be issued upon exercise of outstanding options (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,794,028	$18.78	290,932
Equity compensation plans not approved by security holders	N/A	N/A	N/A

(1)	The table does not include information for equity compensation plans assumed by Susquehanna in mergers. As of December 31, 2003, the only equity compensation plan assumed by Susquehanna in a merger was the stock purchase options of Cardinal Bancorp, Inc. (collectively, the “Cardinal Option Plan”). A total of 135,099 shares of common stock were issuable upon exercise of options granted under the Cardinal Option Plan. The weighted average exercise price of all options granted under the Cardinal Option Plan at December 31, 2003 was $8.36. Susquehanna cannot grant additional awards under this assumed plan.

Stock Option Grants

The following table sets forth information concerning the individual grants of non-qualified stock options to purchase Susquehanna’s common stock made to the named executive officers in 2003:

Name	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in Fiscal Year	Exercise Price	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
					5%	10%
William J. Reuter	22,200	8.6%	$22.42	05/21/2013	$313,016	$793,244
Gregory A. Duncan	10,200	3.9%	$22.42	05/21/2013	$143,818	$364,463
Drew K. Hostetter	10,200	3.9%	$22.42	05/21/2013	$143,818	$364,463
Michael M. Quick	10,200	3.9%	$22.42	05/21/2013	$143,818	$364,463
Edward Balderston, Jr.	10,200	3.9%	$22.42	05/21/2013	$143,818	$364,463

These awards were made pursuant to Susquehanna’s Equity Compensation Plan. Under this plan, the exercise price of Susquehanna common stock subject to a non-qualified stock option is the fair market value of Susquehanna’s common stock on the date the option is granted. The fair market value of a share of Susquehanna’s common stock is the last reported sale price on the Nasdaq National Market on the date of the grant, or if there were no trades on that date, the latest preceding date upon which a sale was reported. The options may be exercised to the extent of one-third on the third anniversary of the date of the grant, one-third on the fourth anniversary of the date of grant and one-third on the fifth anniversary of the date of the grant.

The dollar gains in the above table result from calculations assuming 5% and 10% growth rates as set by the Securities and Exchange Commission and are not intended to forecast future price appreciation of Susquehanna’s common stock. The gains reflect a future value based upon growth at these prescribed rates.

It is important to note that options have value to recipients, including the listed executive officers, only if the stock price advances beyond the grant date price shown in the table during the effective option period.

The following table sets forth information concerning exercised and unexercised stock options held by the named executive officers as of December 31, 2003.

Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at December 31, 2003		Value of Unexercised In- the-Money Options at December 31, 2003
			Exercisable	Unexercisable	Exercisable	Unexercisable
William J. Reuter	—	$—	77,578	81,930	$646,343	$502,147
Gregory A. Duncan	—	$—	59,297	49,441	$514,437	$316,786
Drew K. Hostetter	—	$—	47,001	49,377	$277,581	$316,350
Michael M. Quick	—	$—	14,329	33,334	$97,571	$198,737
Edward Balderston, Jr.	15,000	$107,135	21,336	34,075	$66,227	$203,791

Description of Certain Employment Contracts and Plans

Executive Employment Contracts

Messrs. Reuter, Duncan and Hostetter currently have three-year employment contracts which will terminate, unless renewed, in 2007. The contracts provide for base salaries in 2004 of $541,190 for Mr. Reuter, $316,020 for Mr. Duncan and $313,920 for Mr. Hostetter, and provide that the base salaries may be increased, but not decreased, on an annual basis in connection with the annual review of the employee’s performance. The contracts also provide fringe benefits comparable to those generally supplied to other salaried employees of Susquehanna. If the officer becomes permanently disabled, he is entitled to all benefits under the contract, other than bonuses, for a period of not less than six months. The employment contracts may be terminated by the officer on two months’ notice to Susquehanna. Susquehanna may terminate the contracts immediately for cause.

The employment contracts for Messrs. Reuter, Duncan and Hostetter also provide certain relief in the event of a change of control. Each may terminate his employment within twelve months following a change of control of Susquehanna if there occurs an adverse change in his respective circumstances (as set forth in his respective employment contract). If the officer’s employment is terminated due to a change of control, the officer will be entitled to receive a lump sum payment in an amount equal to the greater of his then current monthly salary rate or the rate in effect prior to any reduction which led to his termination, times the number of months otherwise remaining under the contract, plus the value of any benefits which would have accrued if his employment was not terminated.

Change of Control Plans

Susquehanna adopted a Key Employee Severance Pay Plan in 1999. The purpose of the plan is to alleviate financial hardships which may be experienced by senior executives and other key employees of Susquehanna whose employment is terminated under specified circumstances within one year of a change of control of Susquehanna and to reinforce and encourage the continued attention and dedication of those senior executives and other key employees to their assigned duties without distraction from a potential change of control. Messrs. Quick and Balderston are included under the plan.

The plan provides that if a participant in the plan is terminated under certain circumstances within one year following a change of control as defined in the plan, he or she will receive a lump sum payment in an amount equal to one-half, one or one and one-half times his or her annual compensation (as determined by the Compensation Committee in its sole discretion at the time the person is designated as a participant in the plan) within 15 days after such termination, and for a one year period after such termination, be entitled to receive certain benefits and perquisites which comparable employees of the company are eligible to receive under plans or programs in effect as of the date of his or her termination.

Additionally, each of Susquehanna’s Equity Compensation Plan, Executive Deferred Income Plan and executive life insurance program contains change of control provisions. In the event of a change of control of Susquehanna as defined under the Equity Compensation Plan, all options outstanding under the plan will become immediately exercisable, and all restrictions on the transfer of shares with respect to a restricted stock grant which have not, prior to such date, been forfeited will immediately lapse. In the event of a change of control as defined under the Executive Deferred Income Plan, each participant in the plan who voluntarily terminates his or her employment in connection with such change of control will receive the amount of any remaining unpaid vested benefits credited to his or her account. In the event of a change of control as defined in the executive life insurance program, while an arrangement will generally automatically terminate if an officer terminates his or her employment prior to his or her normal retirement date, it will not automatically terminate if the officer’s employment is terminated within 12 months of a change of control.

Pension Plans

Effective January 1, 1989, Susquehanna and each of its subsidiaries adopted a defined benefit pension plan (the “Retirement Income Plan”) under which benefits are determined by “Final Average Compensation” as defined below. This plan covers employees of Susquehanna and its subsidiaries upon their attaining age 21 and the completion of one year’s service in which 1,000 hours are worked. All participants in predecessor plans maintained by Susquehanna’s subsidiaries as of January 1, 1989 became members of the Retirement Income Plan effective that date.

Participants under the Retirement Income Plan are entitled to an annual retirement pension at normal retirement age of 65 equal to 1.5% of Final Average Compensation up to the Social Security Covered Compensation level plus 2% of Final Average Compensation in excess of Social Security Covered Compensation, multiplied by years of credited service up to a maximum of 25 years. Final Average Compensation means the average earnings during the five highest-paid consecutive calendar years of employment with Susquehanna affiliates. Social Security Covered Compensation means the compensation upon which a social security benefit at Social Security Normal Retirement Age will be calculated as defined in regulations.

Participants with 15 years of service are eligible for early retirement at age 55, in which event retirement benefits are actuarially reduced.

Effective January 1, 1994, the Board adopted a Supplemental Executive Retirement Plan (“Supplemental Plan”) which will provide for benefits lost under the Retirement Income Plan on account of Internal Revenue Code provisions which limit the compensation and benefits under a qualified retirement plan. Selected participants of the Retirement Income Plan, including Messrs. Reuter, Duncan and Hostetter, are eligible for benefits under the Supplemental Plan.

Effective January 1, 1998, Susquehanna converted the Retirement Income Plan into a Defined Benefit Cash Balance Pension Plan. All employees who were participants in the Retirement Income Plan had the value of their benefit under that plan converted into an opening Cash Balance Account under the Cash Balance Pension Plan.

Employees age 55 and older with 10 or more years of service as of January 1, 1998, were “grandfathered” and will receive a benefit no less than the amount determined under the plan provisions in effect December 31, 1997. Messrs. Reuter, Duncan, Hostetter, Quick and Balderston were not grandfathered.

Normal retirement under the Cash Balance Pension Plan is age 65. Individuals who reach age 55 with 15 years of service are eligible for early retirement. The benefit equals the annuitized value of the participant’s Cash Balance Account as of the retirement commencement date.

The annual contribution credited to each participant’s account under the Cash Balance Pension Plan is based upon the participant’s age plus service as of the beginning of each plan year, as follows:

Participant’s Age Plus Service	Annual Contribution Allocation
Less than 30	3%
30-39	4%
40-49	5%
50-59	6%
60-69	7%
70-79	8%
80-89	9%
90-99	10%
100 or more	11%

In addition, following the close of each plan year, the account balance at the end of such year is credited with interest based upon a 1-year Treasury Bill rate determined at the beginning of the plan year.

For purposes of the Cash Balance Pension Plan, as of December 31, 2003, Messrs. Reuter, Duncan, Hostetter, Quick and Balderston had 30, 16, 8, 12 and 23 years of service, respectively. The gross earnings, less certain excludable payments and income (such as, but not limited to, payouts from the employee stock purchase plan, imputed income on the Supplemental Plan, the executive life insurance program, reimbursement for relocation expenses), of Messrs. Reuter, Duncan, Hostetter, Quick and Balderston is compensation covered under the Cash Balance Pension Plan, up to the federal maximum of “covered compensation,” determined by the IRS each year. In 2003, this maximum was $200,000. The estimated annual benefits under the Cash Balance Pension Plan and the Supplemental Plan upon retirement at normal retirement age for each of the named executive officers is as follows:

Officer/Employee	Covered Compensation(1)	Current Service as of December 31, 2003	Annual Benefit(2)
William J. Reuter	$537,401	30	$179,474
Gregory A. Duncan	340,450	16	137,602
Drew K. Hostetter	334,041	8	97,405
Michael M. Quick	246,368	12	33,750
Edward Balderston, Jr.	224,025	23	54,143

*	Assumptions: 2003 compensation remains level until normal retirement; the interest crediting rate is assumed to be 5% for all years after 2003; cash balance accounts are converted to annuities using an interest rate of 7% and GAR 94 mortality
(1)	Equals gross compensation, less excludable income/payments. For purposes of benefit projections, plan compensation is normally limited to $200,000. However, each of the above named executive officers’ compensation is not limited as they participate in the Supplemental Plan (which provides benefits for compensation over the limit under 401(a)(17) of the Internal Revenue Code on compensation).
(2)	Estimated annual benefit at age 65.

401(k) Plan

Effective January 1, 1989, Susquehanna and each of its subsidiaries adopted a 401(k) plan under which employees may defer portions of their income on a pre-tax basis. The 401(k) plan covers eligible employees of Susquehanna and its subsidiaries upon the completion of 3 months of service and attainment of 1,000 hours of service during the year. All members of predecessor thrift or 401(k) plans as of January 1, 1989, became participants in the Susquehanna 401(k) plan effective that date.

Subject to certain limitations imposed by the Internal Revenue Service, participants under the Susquehanna 401(k) plan are allowed to defer as little as 1% of their eligible compensation during the year. The plan maximum deferral percentage was eliminated in 2002. However, there is a maximum deferral limit regulated by federal guidelines. That maximum annual deferral limit in 2003 was $12,000. In addition to the employee deferral, employees who were at least age 50, and contributed the maximum allowable to the plan in 2003, could contribute an additional $2,000 to the plan. This extra deferral is called a “catch-up” contribution. Subject to Board discretion, Susquehanna will match 100% of the first 3% of employee deferrals, following one year of service in which the participant works at least 1,000 hours. These funds will be accumulated under the 401(k) Plan until paid out at termination, disability, death or retirement. The 401(k) plan allows for loans and hardship withdrawals within legal limitations.

The vested portion of matching contributions made to the 401(k) plan during 2003 was $30,000 for Messrs. Reuter, Duncan, Hostetter, Quick and Balderston and $61,254 for all executive officers as a group.

STOCK PRICE PERFORMANCE GRAPH

The following graph compares for fiscal years 1998 through 2003 the yearly change in the cumulative total return to holders of Susquehanna common stock with the cumulative total return of: (1) the Nasdaq Total Return Index (the “Nasdaq Index”), a broad market in which Susquehanna participates; (2) the Nasdaq Bank Index (the “Nasdaq Bank Index”), an index comprised of banks, savings associations and related holding companies, and establishments performing functions closely related to banking; and (3) the SNL Mid-Atlantic Bank Index (the “SNL Mid-Atlantic Bank Index”), an index comprised of banks and related holding companies operating in the Mid-Atlantic region. The graph depicts the total return on an investment of $100 based on both stock price appreciation and reinvestment of dividends for Susquehanna, and the companies represented by the Nasdaq Index, the Nasdaq Bank Index and the SNL Mid-Atlantic Bank Index.

Because Susquehanna believes that the SNL Mid-Atlantic Bank Index, which includes financial institutions operating in the Mid-Atlantic region, is a more viable comparison than the Nasdaq Bank Index, which includes financial institutions operating in a broader region, Susquehanna will not use the Nasdaq Bank Index in future proxy statements.

	Period Ending
Index	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03
Susquehanna Bancshares, Inc.	100.00	80.25	87.71	115.42	119.71	149.05
NASDAQ—Total US	100.00	185.95	113.19	89.65	61.67	92.90
NASDAQ Bank Index*	100.00	96.15	109.84	118.92	121.74	156.62
SNL Mid-Atlantic Bank Index	100.00	127.05	155.70	146.73	112.85	160.45

*Source: CRSP, Center for Research in Security Prices, Graduate School of Business, The University of Chicago 2004. Used with permission. All rights reserved. crsp.com.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 requires Susquehanna’s officers and directors, and persons who own more than ten percent of a registered class of Susquehanna’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten-percent shareholders are required by Securities and Exchange Commission regulation to furnish Susquehanna with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of forms received by it, and written representations from certain reporting persons that no Form 5’s were required for those persons, Susquehanna believes that, during 2003, all filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were satisfied.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain directors and executive officers of Susquehanna and its subsidiaries, including their immediate families and companies in which they are principal owners (more than 10%), were indebted to banking subsidiaries. All these transactions were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features. At December 31, 2003, these loans totaled approximately $48.2 million.

During 2003, the law firms in which directors Hall, Rose and Wiest are principals, received fees for legal services from Susquehanna affiliates in amounts which were, with respect to each law firm, less than $200,000 per annum.

INDEPENDENT ACCOUNTANTS

Susquehanna has engaged PricewaterhouseCoopers LLP, independent accountants, to audit its financial statements for the year ended December 31, 2003. Susquehanna expects to engage PricewaterhouseCoopers LLP as its independent public accountants for the year 2004, subject to review and approval by the Audit Committee. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so. They are expected to be available to respond to appropriate questions from Susquehanna’s shareholders.

SHAREHOLDER PROPOSALS

Shareholder proposals for the 2005 Annual Meeting of Susquehanna shareholders must be received by the Secretary of Susquehanna no later than December 16, 2004, to be considered for inclusion in the proxy statement and form of proxy relating to such 2004 Susquehanna Annual Meeting.

ANNUAL REPORT ON FORM 10-K

Upon written request to the Secretary of Susquehanna at the address set forth the top of page 1, Susquehanna will furnish without charge to any shareholder whose proxy is solicited hereby a copy of Susquehanna’s Annual Report on Form 10-K to the Securities and Exchange Commission, including the financial statements and schedules thereto. Copies may also be accessed electronically by means of Susquehanna’s home page on the Internet at www.susqbanc.com and the Securities and Exchange Commission’s home page on the Internet at www.sec.gov.

By Order of the Board of Directors,

Lisa M. Cavage

Secretary

ANNEX A

CHARTER

OF THE

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

OF

SUSQUEHANNA BANCSHARES, INC.

Name

There shall be a committee of the Board of Directors (the “Board”) of Susquehanna Bancshares, Inc. (the “Company”) which shall be called the Nominating and Corporate Governance Committee (the “Committee”).

Purposes

The primary purposes of the Committee are to assist the Company’s Board of Directors (the “Board”) by: (1) identifying individuals qualified to become Board members and recommending to the Board all nominees for Board membership, whether for the slate of director nominees to be proposed by the Board to the shareholders or any director nominee to be elected by the Board to fill interim director vacancies; and (2) developing and recommending to the Board corporate governance policies and procedures applicable to the Company.

Committee Membership and Procedure

The Committee shall consist of no fewer than three (3) members. Each member of the Committee shall satisfy the independence requirements of Nasdaq listing standards. The Board shall appoint the members of the Committee annually. The members of the Committee shall serve until their successors are appointed and qualify, and shall designate the Chairperson of the Committee. The Board shall have the power at any time to change the membership of the Committee and to fill vacancies in it, subject to such new member(s) satisfying the above requirements. Except as expressly provided in this Charter or in the Bylaws of the Company, the Committee shall fix its own rules of procedure.

Meetings

The Committee shall meet as often as it determines is necessary, but not less frequently than one (1) time per year. The Committee may periodically meet with management, and may request any officer or employee of the Company or the Company’s outside counsel, any outside consultant or other third party to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

Committee Authority and Responsibilities with Respect to Nominations

•	The Committee shall develop qualification criteria for Board members, and seek, interview and screen individuals qualified to become Board members.

•	The Committee shall evaluate and recommend to the Board all nominees for Board membership, whether for the slate of director nominees to be proposed by the Board to the shareholders or any director nominee to be elected by the Board to fill interim director vacancies.

•	The Committee shall evaluate and recommend to the Board the appointment of Board members to committees of the Board.

•	The Committee shall develop policies on the size of the Board and its committees and make recommendations regarding the same to the Board for approval.

•	The Committee shall evaluate the composition of the Board and its committees in light of requirements established by any applicable regulatory body or any other applicable statute, rule or regulation (including, without limitation, any requirements relating to the independence of Board or committee members) which the Committee deems relevant and make recommendations regarding the foregoing to the Board for approval.

A-1

•	The Committee shall review all shareholder proposals submitted to the Company (including any proposal relating to the nomination of a member of the Board), review the timeliness thereof, and recommend to the Board appropriate action on each proposal.

•	The Committee shall have the sole authority to retain and terminate any search firm to be used to identify director candidates and shall have sole authority to approve the search firm’s fees and other retention terms. The Committee shall also have the authority to obtain advice and assistance from internal or external legal, accounting or other advisors.

Committee Authority and Responsibilities with Respect to Corporate Governance

•	The Committee shall develop and recommend to the Board Guidelines on Corporate Governance Issues (the “Guidelines”). The Committee shall be responsible for the implementation of, and monitoring compliance with, the Guidelines and shall make recommendations to the Board regarding any non-compliance with, or alteration of, the Guidelines as the Committee deems appropriate.

•	The Committee shall review and assess periodically, but at least annually, the adequacy of the Company’s Code of Ethics approved by the Board. The Committee shall recommend any modifications to the Code of Ethics to the Board for approval.

•	The Committee shall review and assess the adequacy of this Charter periodically as conditions dictate, but at least annually, and recommend any modifications to this Charter if and when appropriate to the Board for its approval.

•	The Committee shall review and assess the adequacy of the Company’s Articles of Incorporation and Bylaws (collectively, the “Governing Documents”) periodically in order to ensure compliance with any principles of corporate governance developed by the Committee and recommend to the Board any necessary modifications to the Governing Documents.

•	The Committee shall, to the extent required by any applicable regulatory body or otherwise deemed advisable by the Committee, develop, implement, review and monitor a continuing education program for members of the Board.

Additional Committee Authority and Responsibilities

•	The Committee shall make regular reports to the Board.

•	The Committee may form and delegate authority to subcommittees when appropriate.

A-2

ANNEX B

CHARTER

OF THE

AUDIT COMMITTEE

OF

SUSQUEHANNA BANCSHARES, INC.

Purpose

The Audit Committee (the “Committee”) of Susquehanna Bancshares, Inc. (“Susquehanna”, the “Company”) is appointed by the Board of Directors to assist the Board in monitoring (a) the integrity of the financial statements of the Company, (b) the independent auditor’s qualifications and independence, (c) the performance of the Company’s internal audit function and independent auditors, and (d) compliance by the Company with legal and regulatory requirements.

Committee Membership

The Audit Committee is a standing committee of the Board of Directors of Susquehanna Bancshares, Inc. and shall consist of no fewer than three members. Each member of the Audit Committee shall meet the independence and experience requirements of NASDAQ, Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the Securities and Exchange Commission. At least one member of the Audit Committee shall be a financial expert as defined by the Commission. Audit Committee members shall not simultaneously serve on the audit committees of more than two other public companies. Audit Committee members may be replaced by the Board at its discretion.

Meetings

The Audit Committee shall meet as often as it determines is necessary, but not less frequently than four times per year. The Audit Committee shall periodically meet with management, the General Auditor of Susquehanna Bancshares and the independent auditor in separate executive sessions. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

Committee Authority and Responsibility

The Audit Committee shall have the sole authority to appoint or replace the independent auditor. The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit Committee.

The Audit Committee shall preapprove all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the performance of the audit. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant preapprovals shall be presented to the full Audit Committee at its next scheduled meeting.

The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit Committee.

The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission to be included in Susquehanna Bancshares’ annual proxy statement, specifically stating whether the Committee has:

a.	reviewed and discussed the audited financial statements with management and the independent accountants;

b.	discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61 [SAS61 pertains to certain matters related to the audit of the Company’s financial statements by the independent accountants that are required to be disclosed to and discussed with the Audit Committee];

c.	received disclosures from the independent accountants regarding their independence, and discussed with the independent accountants their independence;

d.	considered whether the independent accountants’ provision of non-audit services, if any, to Susquehanna Bancshares and/or its affiliates is compatible with the independent accountants maintaining their independence from Susquehanna Bancshares, and;

whether, based upon such review and discussion, the Committee recommended to the Board that the audited financial statements be included in the Company’s Form 10K.

The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Audit Committee shall annually review its own performance. In doing so, the Committee may consult with the Company’s General Auditor, General Counsel and the independent auditor regarding the practices to be evaluated and standards of performance to be followed.

Relative to financial statement and disclosure matters of Susquehanna Bancshares, Inc., the Audit Committee, to the extent it deems necessary or appropriate, shall:

1.	Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management’s discussion and analysis.

2.	Review and discuss with management and the independent auditor the Company’s quarterly financial statements prior to the filing of its Form 10Q, including the results of the independent auditor’s review of the quarterly financial statements.

3.	Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues related to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies.

4.	Review and discuss quarterly reports from independent auditors on:

a.	All critical accounting policies and practices to be used.

b.	All material alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

c.	Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

5.	Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

6.	Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

7.	Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

8.	Review disclosures made to the Audit Committee by the Company’s Chief Executive Officer and Chief Financial Officer during their certification process for required regulatory filings including, but not limited to, Form 10K and 10Q, about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

Relative to oversight of the Company’s relationship with the independent auditor, the Audit Committee shall:

1.	Review and evaluate the lead partner of the independent auditor’s team.

2.	Obtain and review a report from the independent auditor at least annually regarding:

a.	The independent auditor’s internal quality control procedures;

b.	Any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities with the preceding five years respecting one or more independent audits carried out by the firm;

c.	Any steps taken to deal with any such issues, and;

d.	All relationships between the independent auditor and the Company.

3.	Evaluate the qualifications, performance and independence of the independent auditor, including whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence and taking into account the opinions of management and the General Auditor. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board of Directors.

4.	Ensure the rotation of the lead audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit (the “review partner”) as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

5.	Recommend to the Board policies for the Company’s hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

6.	At the Committee’s discretion, discuss with the national office of the independent auditor issues on which they were consulted by the Company’s audit team and matters of audit quality and consistency.

7.	Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

Relative to the oversight of the Company’s internal audit function, the Audit Committee shall:

1.	Review the appointment and replacement of the General Auditor (senior internal auditing executive).

2.	Review and approve the Corporate Audit Charter.

3.	Review and approve the annual internal audit plan for the Company and any related assessments of risk performed to arrive at the proposed annual internal audit plan.

4.	Review the significant matters contained in reports to management prepared by Susquehanna Bancshares’ Corporate Audit and the related responses of management.

5.	Direct special reviews or investigations into specific matters, at its discretion or as deemed necessary or appropriate, into significant matters brought to the attention of the Committee.

6.	Discuss with the independent auditor and management the responsibilities and performance of Corporate Audit including the General Auditor, budget, staffing and any recommended changes in the planned scope of the annual internal audit plan.

Relative to compliance oversight responsibilities, the Audit Committee shall:

1.	Obtain from the independent auditor assurance that the requirements of Section 10A(b) of the Exchange Act are not currently applicable. [Section 10A(b) requires the independent auditor, if it detects or becomes aware of an illegal act, to assure that the Audit Committee is adequately informed and provide a report upon reaching specified conclusions with respect to such illegal acts.]

2.	Obtain reports from management, the Company’s General Auditor and the independent auditor that the Company and its subsidiaries are in conformance with applicable legal requirements and the Company’s Code of Conduct. Advise the Board with respect to compliance with the Company’s Code of Conduct.

3.	Receive and review reports on compliance monitoring activities from the Company’s Compliance Officer and the General Auditor.

4.	Establish procedures to review reports and disclosures of insider and related party transactions. Review or approve, as required by exchange listing rules, related party transactions. Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations.

5.	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

6.	Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Company’s financial statements or accounting policies.

7.	Discuss with the Company’s General Counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

Limitations on the Role of the Audit Committee

Notwithstanding the responsibilities and powers of the Audit Committee set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These responsibilities are reserved for management and the independent auditor.

ANNEX C

AUDIT COMMITTEE

PRE-APPROVAL POLICY

FOR

AUDIT AND NON-AUDIT SERVICES

The Audit Committee (the Committee) of the Board of Directors of Susquehanna Bancshares, Inc. (Susquehanna, the Company) has the responsibility to oversee the Company’s relationship with the independent auditor as described in the Charter of the Audit Committee including, but not limited to, evaluating the independence of the independent auditor in the performance of audit and non-audit related services to the Company. Accordingly, the Audit Committee has adopted, and the Board of Directors has ratified, this Pre-Approval Policy for Audit and Non-Audit Services (the “Policy”), which sets forth the procedures and the conditions pursuant to which services proposed for performance by the independent auditor may be pre-approved.

The purpose of this Policy is to set forth the procedures by which the Audit Committee intends to fulfill its responsibilities. It does not delegate the Audit Committee’s responsibilities to pre-approve services performed by the independent auditor to management. Susquehanna Bancshares independent auditor has reviewed this Policy and believes that implementation of the policy will not adversely affect the auditor’s independence.

I. Statement of Principles

Under the Sarbanes-Oxley Act of 2002 (the “Act”), the Audit Committee of the Board of Directors is responsible for the appointment, compensation and oversight of the work of the independent auditor. As part of this responsibility, the Audit Committee is required to pre-approve the audit and non-audit services performed by the independent auditor in order to assure that they do not impair the auditor’s independence from the Company. To implement these provisions of the Act, the Securities and Exchange Commission (the “SEC”) has issued rules specifying the types of services that an independent auditor may not provide to its audit client, as well as the audit committee’s administration of the engagement of the independent auditor.

The SEC’s rules establish two different approaches to pre-approving services, which the SEC considers to be equally valid. Proposed services either: may be pre-approved without consideration of specific case-by-case services by the Audit Committee (“general pre-approval”); or require the specific pre-approval of the Audit Committee (“specific pre-approval”). The Audit Committee believes that the combination of these two approaches in this Policy will result in an effective and efficient procedure to pre-approve services performed by the independent auditor. As set forth in this Policy, unless a type of service has received general pre-approval, it will require specific pre-approval by the Audit Committee if it is to be provided by the independent auditor. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval by the Audit Committee.

For both types of pre-approval, the Audit Committee will consider whether such services are consistent with the SEC’s rules on auditor independence. The Audit Committee will also consider whether the independent auditor is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with the Company’s business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality. All such factors will be considered as a whole, and no one factor should necessarily be determinative.

The Audit Committee is also mindful of the relationship between fees for audit and non-audit services in deciding whether to pre-approve any such services and may determine, for each fiscal year, the appropriate ratio between the total amount of fees for Audit, Audit-related and Tax services and the total amount of fees for certain permissible non-audit services classified as All Other services.

The appendices to this Policy describe the Audit, Audit-related, Tax and All Other services that have the general pre-approval of the Audit Committee. The term of any general pre-approval is 12 months from the date of pre-approval, unless the Audit Committee considers a different period and states otherwise. The Audit Committee will annually review and pre-approve the services that may be provided by the independent auditor without obtaining specific pre-approval from the Audit Committee. The Audit Committee will add or subtract to the list of general pre-approved services from time to time, based on subsequent determinations.

II. Delegation

As provided in the Act and the SEC’s rules, the Audit Committee may delegate either type of pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

III. Audit Services

The annual Audit services engagement terms and fees will be subject to the specific pre-approval of the Audit Committee. Audit services include the annual financial statement audit (including required quarterly reviews), audits required by statute and review of and assistance with reports filed with the SEC, and other procedures required to be performed by the independent auditor to be able to form an opinion on the Company’s consolidated financial statements. These other procedures include information systems and procedural reviews and testing performed in order to understand and place reliance on the systems of internal control, and consultations relating to the audit or quarterly review. Audit services also include the attestation engagement for the independent auditor’s report on management’s report on internal controls for financial reporting. The Audit Committee will monitor the Audit services engagement as necessary, but no less than on a quarterly basis, and will also approve, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope, Company structure or other matters.

In addition to the annual Audit services engagement approved by the Audit Committee, the Audit Committee may grant general pre-approval to other Audit services, which are those services that only the independent auditor reasonably can provide. Other Audit services may include statutory audits or financial audits for subsidiaries or affiliates of the Company and services associated with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings. The Audit Committee has pre-approved the Audit services in Exhibit I. All other Audit services not listed in Exhibit I must be specifically pre-approved by the Audit Committee.

IV. Audit-related Services

Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements or are traditionally performed by the independent auditor. Because the Audit Committee believes that the provision of Audit-related services does not impair the independence of the auditor and is consistent with the SEC’s rules on auditor independence, the Audit Committee may grant general pre-approval to Audit-related services. Audit-related services include, among others, due diligence services pertaining to potential business acquisitions/dispositions; accounting consultations related to accounting, financial reporting or disclosure matters not classified as “Audit services”; assistance with understanding and implementing new accounting and financial reporting guidance from rulemaking authorities; financial audits of employee benefit plans; agreed-upon or expanded audit procedures related to accounting and/or billing records required to respond to or comply with financial, accounting or regulatory reporting matters; and assistance with internal control reporting requirements. The Audit Committee has pre-approved the Audit-related services in Exhibit I. All other Audit-related services not listed in Exhibit II must be specifically pre-approved by the Audit Committee.

V. Tax Services

The Audit Committee believes that the independent auditor can provide Tax services to the Company such as tax compliance, tax planning and tax advice without impairing the auditor’s independence, and the SEC has stated that the independent auditor may provide such services. Hence, the Audit Committee believes it may grant general pre-approval to those Tax services that have historically been provided by the auditor, that the Audit Committee has reviewed and believes would not impair the independence of the auditor, and that are consistent with the SEC’s rules on auditor independence. The Audit Committee will not permit the retention of the independent auditor in connection with a transaction initially recommended by the independent auditor, the sole business purpose of which may be tax avoidance and the tax treatment of which may not be supported in the Internal Revenue Code and related regulations. The Audit Committee will consult with Susquehanna’s Chief Financial Officer, other officer so designated by the Chief Financial Officer, or outside consultant to determine that the tax planning and reporting positions are consistent with this policy.

Pursuant to the preceding paragraph, the Audit Committee has pre-approved the Tax services in Exhibit III. All Tax services involving large and complex transactions not listed in Exhibit I must be specifically pre-approved by the Audit Committee, including: tax services proposed to be provided by the independent auditor to any executive officer or director of the Company, in his or her individual capacity, where such services are paid for by the Company.

VI. Other Services

The Audit Committee believes, based on the SEC’s rules prohibiting the independent auditor from providing specific non-audit services, that other types of non-audit services are permitted. However, the Audit Committee also believes it is in the best interests of Susquehanna Bancshares to require specific pre-approval of all permissible non-audit services classified as Other Services. Therefore, it is the intent of the Audit Committee that permissible Other Services must be specifically pre-approved by the Committee.

A list of the SEC’s prohibited non-audit services is attached to this policy as Appendix A. The SEC’s rules and relevant guidance determine the precise definitions of these services and the applicability of exceptions to certain of the prohibitions.

VII. Pre-Approval Fee Levels or Budgeted Amounts

Pre-approval fee levels or budgeted amounts for all services to be provided by the independent auditor will be established annually by the Audit Committee. Any proposed services exceeding these levels or amounts will require specific pre-approval by the Audit Committee. The Audit Committee is mindful of the overall relationship of fees for audit and non-audit services in determining whether to pre-approve any such services. For each fiscal year, the Audit Committee may determine the appropriate ratio between the total amount of fees for Audit, Audit-related and Tax services, and the total amount of fees for services classified as Other Services.

VIII. Procedures

All requests or applications for services to be provided by the independent auditor that do not require specific approval by the Audit Committee will be submitted to the Chief Financial Officer and must include a detailed description of the services to be rendered. The Chief Financial Officer will determine whether such services are included within the list of services that have received the general pre-approval of the Audit Committee. The Audit Committee will be informed on a timely basis of any such services rendered by the independent auditor.

Requests or applications to provide services that require specific approval by the Audit Committee will be submitted to the Audit Committee by both the independent auditor and the Chief Financial Officer, and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC’s rules on auditor independence.

The Audit Committee has designated SBI’s General Auditor to monitor the performance of all services provided by the independent auditor and to determine whether such services are in compliance with this policy. The General Auditor will report to the Audit Committee on a periodic basis on the results of its monitoring. Both the General Auditor and management will immediately report to the chairman of the Audit Committee any breach of this policy that comes to the attention of the General Auditor or any member of management.

The Audit Committee will also review the Company’s annual internal audit plan to determine that the plan provides for the monitoring of the independent auditor’s services.

IX. Additional Requirements

The Audit Committee has determined to take additional measures on an annual basis to meet its responsibility to oversee the work of the independent auditor and to assure the auditor’s independence from the Company, such as reviewing a formal written statement from the independent auditor delineating all relationships between the independent auditor and the Company, consistent with Independence Standards, and discussing with the independent auditor its methods and procedures for ensuring independence.

APPENDIX A

PROHIBITED NON-AUDIT SERVICES

SEC rules regarding standards for auditor independence prohibit the provision by a public accounting firm registered with the Public Company Accounting Oversight Board (PCAOB) of the following non-audit services to an audit client:

•	Bookkeeping of other services related to the accounting records or financial statements of the audit client;

•	Financial information systems design and implementation;

•	Appraisal or valuation services, fairness opinions, or contributions-in-kind reports;

•	Internal audit outsourcing services;

•	Management functions

•	Human resources;

•	Broker-dealer, investment adviser or investment banking services;

•	Legal services and expert services unrelated to the audit; and

•	Any other service that the PCAOB determines, by regulation, is impermissible.

* * * * * *

EXHIBIT I

PRE-APPROVED SERVICES

Date:                     , 200

Pre-approved Audit Services for the Fiscal Year 200

Estimated Fee Range
S E R V I C E	Minimum	Maximum
1. Annual audit of Susquehanna Bancshares, Inc.

2. Statutory audits:

3.      Services associated with SEC registration statements, periodic reports and other documents filed with the SEC, or other documents issued in connection with securities offerings (e.g., comfort letters, consents), and assistance responding to SEC comments letters.

4. Attestation reports on internal control assertion reports of management.

5. Consultations with management on accounting or disclosure matters related to Susquehanna Bancshares financial statements, such as:
• Accounting treatment of transactions or events, and • Actual or potential impact of proposed or final rules or standards by the SEC, FASB or other regulatory or standard setting bodies.

Pre-approved Audit-Related Services for the Fiscal Year 200

Estimated Fee Range
S E R V I C E	Minimum	Maximum
1. Due diligence services related to mergers and acquisitions.

2. Accounting consultations and audits in connection with acquisitions.

3. Attest services not required by statute or regulation:
• Hann Financial Service Corporation (recurring) • Hann Financial Service Corporation (securitization)

4. Consultation concerning financial accounting and reporting.

5. Agreed-upon or expanded audit procedures related to accounting records required to respond to or comply with financial, accounting or regulatory reporting matters.

6. Information system reviews not performed in connection with the audit (e.g., application, data center and technical reviews).

7. Review of the effectiveness of the internal audit function.

Pre-approved Tax Services for the Fiscal Year 200

Estimated Fee Range
S E R V I C E	Minimum	Maximum
1. U.S. Federal, State and local tax planning.
2. U.S. Federal, State and local tax compliance.
3. Tax advice.
4. Assistance with tax audits and appeals before the IRS and similar state and local agencies.

Pre-approved Other Services for the Fiscal Year 200

Estimated Fee Range
S E R V I C E	Minimum	Maximum
1. [Service requires specific pre-approval]
2. [Service requires specific pre-approval]
3. [Service requires specific pre-approval]
4. [Service requires specific pre-approval]

* * * * * * *

ANNEX D

CHARTER

OF THE

COMPENSATION COMMITTEE

OF

SUSQUEHANNA BANCSHARES, INC.

Name

There shall be a committee of the Board of Directors (the “Board”) of Susquehanna Bancshares, Inc. (the “Company”) which shall be called the Compensation Committee (the “Committee”).

Purpose

The Committee shall (1) discharge the Board’s responsibilities relating to compensation of the executives of the Company, and (2) produce an annual report on executive compensation for inclusion in the Company’s proxy statement in accordance with applicable rules and regulations.

Committee Membership and Procedure

The Committee shall consist of no fewer than three (3) members. Each member of the Committee shall satisfy the independence requirements of Nasdaq listing standards and meet the definition of “non-employee director” under Rule 16b-3 under the Securities Exchange Act of 1934. The Board shall appoint the members of the Committee annually. The members of the Committee shall serve until their successors are appointed and qualify, and shall designate the Chairperson of the Committee. The Board shall have the power at any time to change the membership of the Committee and to fill vacancies in it, subject to such new member(s) satisfying the above requirements. Except as expressly provided in this Charter or in the Bylaws of the Company, the Committee shall fix its own rules of procedure.

Meetings

The Committee shall meet as often as it determines is necessary, but not less frequently than four (4) times per year. The Committee may periodically meet with management, and may request any officer or employee of the Company or the Company’s outside counsel or any outside consultant to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

Committee Authority and Responsibilities With Respect to Compensation

•	The Committee shall review and approve corporate goals and objectives relative to Chief Executive Officer (“CEO”) compensation, evaluate the CEO’s performance in light of those goals and objectives, and set the CEO’s compensation level based on this evaluation.

•	In determining the long-term incentive component of CEO compensation, the Committee should consider the Company’s performance and relative shareholder return, the value or similar incentive awards to CEO’s at comparable companies, and the awards given to the Company’s CEO in the past years.

•	The Committee shall review and approve the Company’s incentive compensation plans and equity-based plans.

•	The Committee shall have the sole authority to retain and terminate any compensation consultant to be used to assist in the evaluation of director, CEO or senior executive compensation and shall have the sole authority to approve the consultant’s fees and other retention terms. The Committee shall also have the authority to obtain advice and assistance from internal or external legal, accounting or other advisors.

D-1

•	The Committee shall adopt, administer, approve and ratify awards under the Company’s incentive and stock plans, including amendments to the awards made under any such plans, and review and monitor awards under such plans.

•	The Committee shall annually review and approve, for the CEO and senior executives of the Company, (1) employment agreements, severance arrangements, and change in control agreements or provisions, in each case, when and if appropriate, and (2) any special or supplemental benefits.

•	The Committee shall oversee the evaluation of the executive and corporate management group of the Company and make recommendations to the Board as appropriate.

•	The Committee shall present and recommend to the Board changes in Board compensation.

Additional Committee Authority and Responsibilities

•	The Committee shall make regular reports to the Board.

•	The Committee shall review and assess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

•	The Committee may form and delegate authority to subcommittees when appropriate.

•	The Committee may enlist the staff of the Company to provide assistance to the Committee when deemed appropriate.

•	The Committee may review and make recommendations to the Board on the overriding compensation philosophy for the Company.

•	The Committee may review and make recommendations with respect to performance or operating goals for participants in the Company’s incentive plans.

•	The Committee may review and approve other large compensation expense categories such as employee benefit plans.

•	The Committee may review and approve the list of a peer group of companies to which the Company shall compare itself for compensation purposes.

•	The Committee may review periodically with the Chairman of the Board and the Chief Executive Officer of the Company the succession plans relating to positions held by elected corporate officers, and make recommendations to the Board with respect to the selection and development of individuals to occupy those positions.

D-2

H&H FINANCIAL PRINTING PROOF #10 03/31/04 10:00 CUST. THE BANK OF NEW YORK FILE NAME 8667 SUSQUEHANNA (COMMON)P.L

Admin:Steve Myers

Forms Coordinator-Marilyn Gracia Ext #4370

ADMISSION TICKET Bring this ticket with you for admission to the meeting

SUSQUEHANNA BANCSHARES, INC.

Annual Meeting of Shareholders June 10, 2004 at 10:00 AM ET

The Hershey Lodge and Convention Center Trinidad Room

West Chocolate Avenue and University Drive, Hershey PA 17033

Directions:

Pennsylvania

From Philadelphia

Take the Schuykill Expressway (I-76) West to the Pennsylvania Turnpike (I-76). Pennsylvania Turnpike (I-76) West to exit 266. Turn left onto 72 North. Follow 72 North to 322 West. Take 322 West into Hershey (approximately 12 miles). Turn right onto University Drive (traffic light). Take the first left into the entrance to HERSHEY Lodge.

From Scranton/Wilkes Barre

Take I-81 South to exit 77. Turn left on Route 39 East and follow to the traffic light at Hersheypark Drive. Turn right onto Route 39 East/Hersheypark Drive and follow around Hershey. Route 39/Hersheypark Drive becomes Route 322 East towards Ephrata. At the traffic light at University Drive, turn left onto University Drive. Take the first left into the entrance to the HERSHEY Lodge.

From Harrisburg International Airport

Follow signs for Route 283 West towards Harrisburg. Take exit for I-283 North to Harrisburg. Follow I-283 North to exit 3. Follow Route 322 East to Hershey. As you enter Hershey continue straight onto Route 422 East. At the traffic light at University Drive, turn right onto University Drive. Take the first right into the entrance to the HERSHEY Lodge.

New Jersey

From Northern New Jersey

Follow I-78 West to I-81 South. Take exit 77 and follow Route 39 East to Hersheypark Drive. At the traffic light turn right onto Hersheypark Drive. Follow Hersheypark Drive to Route 422 and exit onto 422 East. At the traffic light turn right onto University Drive. Take the first right into the entrance to HERSHEY Lodge.

Maryland

From Baltimore

Take I-83 North towards York and Harrisburg. Approaching Harrisburg, follow signs to continue on I-83 North. I-83 North to 322 East to Hershey. 322 East to 422 East. At the traffic light turn right onto University Drive. Take the first right into the entrance to HERSHEY Lodge.

From Hagerstown

Follow I-81 North to Exit 77. Turn right on Route 39 East and follow to the traffic light at Hersheypark Drive. Turn right onto Route 39 East/Hersheypark Drive and follow around Hershey. Route 39 East/Hersheypark Drive becomes Route 322 East towards Ephrata. At the traffic light at University Drive, turn left onto University Drive. Take the first left into the entrance to the HERSHEY Lodge.

? DETACH ADMISSION TICKET HERE ?

SUSQUEHANNA BANCSHARES, INC.

PROXY/VOTING INSTRUCTION CARD

This proxy is solicited on behalf of the Board of Directors of Susquehanna Bancshares, Inc. for the Annual Meeting on June 10, 2004.

I (We) hereby constitute and appoint Samuel G. Reel, Jr. and Thomas H. Diehl, and each of them, proxies with full power of substitution, to vote all of the shares of common stock of Susquehanna Bancshares, Inc. (“Susquehanna”) which I (we) may be entitled to vote at the Annual Meeting of Shareholders of Susquehanna to be held at The Hershey Lodge and Convention Center, Trinidad Room, West Chocolate Avenue and University Drive, Hershey,

Pennsylvania Thursday, June 10, 2004, at 10:00 a.m., prevailing time, and at any adjournment thereof, as set forth in this Proxy.

THIS PROXY WILL BE VOTED AS SPECIFIED. IF A CHOICE IS NOT SPECIFIED, THIS PROXY WILL BE VOTED FOR THE NOMINEES FOR DIRECTORS.

For Participants in the Susquehanna Employee Stock Purchase Plan: I instruct the Custodian to sign a proxy for me in substantially the form set forth above and on the reverse side. The Custodian shall mark the proxy as I specify. If a choice is not specified, my shares will be voted FOR the nominees for directors.

(Continued and to be dated and signed on the reverse side.)

SUSQUEHANNA BANCSHARES P.O. BOX 11306 NEW YORK, N.Y. 10203-0306

Comments:

H&H FINANCIAL PRINTING PROOF #10 03/31/04 10:00 CUST. THE BANK OF NEW YORK FILE NAME 8667 SUSQUEHANNA (COMMON)P.L

Admin:Steve Myers

Forms Coordinator-Marilyn Gracia Ext #4370

YOUR VOTE IS IMPORTANT VOTE BY INTERNET / TELEPHONE 24 HOURS A DAY, 7 DAYS A WEEK

Annual Meeting of Shareholders on June 10, 2004 10:00 A.M. ET

INTERNET

https://www.proxyvotenow.com/susq

• Go to the website address listed above.

• Have your proxy card ready.

• Follow the simple instructions that appear on your computer screen.

OR

TELEPHONE

1-866-233-5378

• Use any touch-tone telephone.

• Have your proxy card ready.

• Follow the simple recorded instructions.

OR

MAIL

• Mark, sign and date your proxy card.

• Detach your proxy card.

• Return your proxy card in the postage-paid envelope provided.

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned the proxy card. If you have submitted your proxy by telephone or the Internet there is no need for you to mail back your proxy.

For shareholders who have elected to receive Susquehanna Bancshares, Inc. Proxy Statement and Annual Report electronically, you can now view the 2004 Annual Meeting materials on the Internet by pointing your browser to http://www.snl.com/Interactive/IR/docs.asp?IID=100457.

ADMISSION TICKET

866-233-5378

CALL TOLL-FREE TO VOTE

The Internet and telephone voting facilities will close at 5:00 PM ET on JUNE 9, 2004

? PLEASE DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET ??x

Votes must be indicated (x) in Black or Blue ink.

The Board of Directors recommends a vote “FOR” the following director nominees:

1. Election of Directors to the Class 2007

Nominees: 01- Wayne E. Alter, Jr., 02—James G. Apple, 03—John M. Denlinger, 04—Chloé R. Eichelberger, 05—T. Max Hall, 06—William B. Zimmerman Election of Director to the Class 2005 Nominee: 07 E. Susan Piersol

FOR x WITHHOLD x x ALL FOR ALL *EXCEPTIONS

*Exceptions

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided above.)

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

Check here if you Plan to attend the x Annual Meeting.

Have written comments x on the back of this card.

Have written change of x address on this card.

I agree to access future proxy statements and

Annual Reports over x the Internet.

Please sign exactly as the name appears hereon. If stock is held in names of joint owners, both should sign.

Date Share Owner sign here Co-Owner sign here

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